UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Intevac, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Intevac, Inc., a California corporation, which will be held May 15, 2007, at 9:00 a.m., local time, at our headquarters, 3560 Bassett Street, Santa Clara, California 95054.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect six (6) directors of Intevac, (ii) to approve the reincorporation of the Company from California to Delaware by means of a merger with and into a wholly owned Delaware subsidiary, (iii) to approve an amendment to increase the maximum number of shares of Common Stock authorized for issuance under the Company’s 2004 Equity Incentive Plan by 900,000 shares, and (iv) to ratify the appointment of Grant Thornton LLP as independent accountants of Intevac for the fiscal year ending December 31, 2007.

The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal.

After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our Transfer Agent no later than May 11, 2007. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of Intevac’s 2006 Annual Report has been mailed with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.

We look forward to seeing you at the Annual Meeting. Please notify Joanne Diener at (408) 496-2242 if you plan to attend.

Sincerely yours,

Kevin Fairbairn
President and Chief Executive Officer

Santa Clara, California
April 16, 2007

IMPORTANT

Whether or not you plan to attend the meeting, please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope.

GENERAL
VOTING RIGHTS
QUORUM; ABSTENTIONS; BROKER NON-VOTES
REVOCABILITY OF PROXIES
SOLICITATION OF PROXIES
PROPOSAL NO. 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE MATTERS
CODE OF ETHICS
PROPOSAL NUMBER TWO: APPROVAL OF REINCORPORATION OF THE COMPANY FROM CALIFORNIA TO DELAWARE
PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT TO THE INTEVAC 2004 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 900,000 SHARES
PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN TRANSACTIONS
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
AUDIT COMMITTEE REPORT
OTHER BUSINESS
SHAREHOLDER PROPOSALS

INTEVAC, INC.
3560 Bassett Street
Santa Clara, California 95054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 15, 2007

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders of Intevac, Inc., a California corporation, to be held May 15, 2007 at 9:00 a.m., local time, at our headquarters, 3560 Bassett Street, Santa Clara, California 95054, for the following purposes:

1. To elect directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Norman H. Pond, Kevin Fairbairn, David S. Dury, Stanley J. Hill, Robert Lemos, and Ping Yang.

2. To approve the reincorporation of the Company from California to Delaware by means of a merger with and into a wholly owned Delaware subsidiary.

3. To approve an amendment to the 2004 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 900,000.

4. To ratify the appointment of Grant Thornton LLP as independent accountants of Intevac for the fiscal year ending December 31, 2007.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

Only shareholders of record at the close of business March 22, 2007 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

All shareholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the meeting, please carefully read the accompanying Proxy Statement, which describes the matters to be voted on at the Annual Meeting, and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically, and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

We look forward to seeing you at the Annual Meeting. Please notify Joanne Diener at (408) 496-2242 if you plan to attend.

BY ORDER OF THE BOARD OF DIRECTORS

CHARLES B. EDDY III
Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary

Santa Clara, California
April 16, 2007

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

INTEVAC, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
To Be Held May 15, 2007

GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Intevac, Inc., a California corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held May 15, 2007, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record as of March 22, 2007 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 9:00 a.m., local time, at our headquarters, 3560 Bassett Street, Santa Clara, California 95054.

It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to shareholders on or about April 16, 2007.

VOTING RIGHTS

The close of business on March 22, 2007 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, we had 21,382,828 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, held by 122 shareholders of record. We believe that approximately 7,600 beneficial owners hold shares through brokers, fiduciaries and nominees. Holders of Common Stock are entitled to one vote for each share of Common Stock they hold.

If any shareholder is unable to attend the Annual Meeting, the shareholder may still vote by proxy. The enclosed proxy is solicited by our Board of Directors, and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by the proxy will be voted FOR Proposals 1, 2, 3 and 4 and will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes, we intend to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares voting on any matter except in the case of our reincorporation, in which abstentions and broker non-votes will be deemed to be votes cast against the reincorporation.

REVOCABILITY OF PROXIES

Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of Intevac an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

Intevac will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to the beneficial owners. We may reimburse such persons for their costs of forwarding the solicitation material to beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of Intevac. No additional compensation will be paid to these individuals for these services, although they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have retained The Altman Group to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners for an estimated fee of $8,000 plus reasonable out-of-pocket expenses.

The Annual Report of Intevac for the fiscal year ended December 31, 2006 has been mailed concurrently with the mailing of this Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the Annual Meeting, six directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Shareholders and until a successor for each such director is elected and qualified, or until the death, resignation or removal of such director. The six candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Intevac.

It is intended that the proxies will be voted for the six nominees named below unless authority to vote for any such nominee is withheld. All six nominees are currently directors of Intevac, and all were elected to the Board by the shareholders at the last Annual Meeting. Arthur L. Money, a current director, has voluntarily decided not to stand for re-election. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any other person who is designated by the current Board of Directors to fill the vacancy. The proxies solicited by this Proxy Statement may not be voted for more than six nominees.

Nominees

Set forth below is information regarding the nominees to the Board of Directors.

Name of Nominee	Position(s) with Intevac	Age

Norman H. Pond	Chairman of the Board	68
Kevin Fairbairn	President and Chief Executive Officer	53
David S. Dury	Director	58
Stanley J. Hill	Director	65
Robert Lemos	Director	66
Ping Yang	Director	54

Business Experience of Nominees for Election as Directors

Mr. Pond is a founder of Intevac and has served as Chairman of the Board since February 1991. Mr. Pond served as President and Chief Executive Officer from February 1991 until July 2000 and again from September 2001 through January 2002. Mr. Pond holds a BS in physics from the University of Missouri at Rolla and an MS in physics from the University of California at Los Angeles.

Mr. Fairbairn joined Intevac as President and Chief Executive Officer in January 2002 and was appointed a director in February 2002. Before joining Intevac, Mr. Fairbairn was employed by Applied Materials from July

1985 to January 2002, most recently as Vice-President and General Manager of the Conductor Etch Organization with responsibility for the Silicon and Metal Etch Divisions. From 1996 to 1999, Mr. Fairbairn was General Manager of Applied’s Plasma Enhanced Chemical Vapor Deposition Business Unit and from 1993 to 1996, he was General Manager of Applied’s Plasma Silane CVD Product Business Unit. Mr. Fairbairn holds an MA in engineering sciences from Cambridge University.

Mr. Dury has served as a director of Intevac since July 2002. Mr. Dury is a co-founder of Mentor Capital Group, a venture capital firm formed in July 2000. From 1996 to 2000, Mr. Dury served as Senior Vice-President and Chief Financial Officer of Aspect Development, a software development firm. Mr. Dury holds a BA in psychology from Duke University and an MBA from Cornell University. He is also a director of Phoenix Technologies Ltd.

Mr. Hill was appointed as a director of Intevac in March 2004. Mr. Hill joined Kaiser Aerospace and Electronics Corporation, a privately held manufacturer of electronics and electro-optical systems, in 1969 and served as Chief Executive Officer and Chairman of both Kaiser and K Systems, Inc., Kaiser’s parent company, from 1997 until his retirement in 2000. Prior to his appointment as Chief Executive Officer, Mr. Hill served in a number of executive positions at Kaiser. Mr. Hill holds a BS in mechanical engineering from the University of Maine and a Master of engineering from the University of Connecticut and has completed post-graduate studies at the University of Santa Clara business school. He is also a director of First Aviation Services, Inc.

Mr. Lemos has served as a director of Intevac since August 2002. Mr. Lemos retired from Varian Associates, Inc. in 1999 after 23 years, including serving as Vice-President and Chief Financial Officer from 1988 to 1999. Mr. Lemos has a BS in business from the University of San Francisco, a JD in law from Hastings College and an LLM in law from New York University.

Dr. Yang was appointed as a director of Intevac in March 2006. Dr. Yang was employed by Taiwan Semiconductor Manufacturing Company beginning in 1997 and served as Vice-President of Research and Development from 1999 until 2005. Prior to joining TSMC, Dr. Yang worked at Texas Instruments from 1980 to 1997 where he was Director of Device and Design Flow. Dr. Yang is currently an independent consultant. Dr. Yang holds a BS in physics from National Taiwan University, and an MS and a PhD in electrical engineering from the University of Illinois. He is also a director of Credence and Apache Design Solutions.

Board Meetings and Committees

The Board of Directors held five meetings during fiscal 2006. All members of the Board of Directors during fiscal 2006 attended at least seventy-five percent of the aggregate of the total number of meetings of the Board of Directors held during the fiscal year and the total number of meetings held by all committees of the Board on which each such director served (based on the time that each member served on the Board of Directors and the committees). There are no family relationships among executive officers or directors of Intevac. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee

The Audit Committee of the Board of Directors held six meetings during fiscal 2006. The Audit Committee, which during 2006 was comprised of Mr. Dury, Mr. Hill and Mr. Lemos, is responsible for overseeing our accounting and financial reporting processes, overseeing the audits of our financial statements and assisting the Board of Directors in oversight and monitoring of (i) the integrity of the financial statements of Intevac, (ii) the compliance by Intevac with legal and regulatory requirements, (iii) the qualifications, independence and performance of Intevac’s external auditors and (iv) Intevac’s internal accounting and financial controls. Each member of the Audit Committee is “independent” as defined in the listing standards of The Nasdaq Stock Market. The Board has also determined that each member of the committee is an “audit committee financial expert” as designated in Item 401 of Regulation S- K. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on our website at www.intevac.com.

Compensation Committee

The Compensation Committee of the Board of Directors held seven meetings during fiscal 2006. The Compensation Committee, which during 2006 was comprised of Mr. Lemos, Dr. Lambeth (until his resignation from the Board in April 2006), Mr. Money and Dr. Yang, has responsibility for the compensation of Intevac’s executive officers and employees, including approving executive officer compensation plans, stock option grants, succession plans and compensation strategy for Intevac’s employees. The Board has determined that Mr. Lemos, Mr. Money and Dr. Yang are “independent” as defined in the listing standards of The Nasdaq Stock Market. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on our website at www.intevac.com. Please see “Compensation Discussion and Analysis” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors held three meetings during fiscal 2006. The Nominating and Governance Committee, which during 2006 was comprised of Mr. Hill and Mr. Money, has responsibility for (i) overseeing compliance by the Board and its committees with corporate governance aspects of the Sarbanes-Oxley Act and related SEC and Nasdaq rules, (ii) determining the criteria for membership on the Board, (iii) reviewing our Code of Business Conducts and Ethics, (iv) considering issues of possible conflicts of interest of board members or corporate officers, and (v) making recommendations to the Board regarding composition and size of the Board and its committees, review and selection of director nominees, and other corporate governance issues generally. The Board has determined that both Mr. Hill and Mr. Money are “independent” as defined in the listing standards of The Nasdaq Stock Market. The Nominating and Governance Committee has adopted a written charter approved by the Board of Directors, which is available on our website at www.intevac.com.

Lead Director

Mr. David Dury serves as Lead Director and liaison between management and the other non-employee directors. The Lead Director schedules and chairs meetings of the independent directors. The independent directors (including the Lead Director) hold a closed session at each regularly scheduled Board meeting.

Compensation of Directors

Standard Director Compensation Arrangements

Through 2002, directors of Intevac did not receive fees for services provided as directors. Beginning in 2003, non-employee directors of Intevac received a retainer of $3,000 per quarter as compensation for their efforts serving on the Board and its subcommittees. In 2005, the retainer was increased to $4,500 per quarter and the Lead Director was granted additional compensation of $1,250 per quarter. Directors are reimbursed for reasonable expenses incurred in attending Board or committee meetings. We do not pay fees for committee participation or special assignments of the Board of Directors. Under the 2004 Equity Incentive Plan, all directors are eligible to receive option grants, when and as determined by the Board of Directors. During fiscal 2006, Mr. Dury, Mr. Hill, Mr. Lemos and Mr. Money each received an option to purchase 10,000 shares under the 2004 Equity Incentive Plan. Upon joining the Board in 2006, Mr. Yang received an option to purchase 30,000 shares under the 2004 Equity Incentive Plan.

The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company in all capacities to the members of the Company’s Board of Directors for the fiscal year ended December 31, 2006, other than Kevin Fairbairn, whose compensation is set forth under the Summary Compensation Table, and Norman Pond, whose compensation is discussed below.

						Change
						in Pension
						Value and
						Nonqualified
	Fees Earned				Non-Equity	Deferred
	or Paid	Stock	Option		Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(1)		($)	($)	($)	($)

David S. Dury	23,000	—	52,959	(2)	—	—	—	75,959
Stanley J. Hill	18,000	—	52,959	(3)	—	—	—	70,959
Robert Lemos	18,000	—	52,959	(4)	—	—	—	70,959
Arthur L. Money	18,000	—	52,959	(5)	—	—	—	70,959
Ping Yang	15,000	—	208,044	(6)	—	—	—	223,044

(1)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are the compensation costs we recognized in fiscal 2006 for option awards as determined pursuant to FAS 123(R). The assumptions used to calculate the value of option awards are set forth under Note 3 of the notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 16, 2007.

(2)	Reflects the compensation costs recognized by Intevac in fiscal 2006 for a stock option grant with the following fair value as of the grant date: $172,852 for a stock option grant to purchase 10,000 shares of common stock made on May 24, 2006 at an exercise price of $22.01 per share. Mr. Dury had options to purchase 10,000 shares of common stock outstanding at December 31, 2006.

(3)	Reflects the compensation costs recognized by Intevac in fiscal 2006 for a stock option grant with the following fair value as of the grant date: $172,852 for a stock option grant to purchase 10,000 shares of common stock made on May 24, 2006 at an exercise price of $22.01 per share. Mr. Hill had options to purchase 28,000 shares of common stock outstanding at December 31, 2006.

(4)	Reflects the compensation costs recognized by Intevac in fiscal 2006 for a stock option grant with the following fair value as of the grant date: $172,852 for a stock option grant to purchase 10,000 shares of common stock made on May 24, 2006 at an exercise price of $22.01 per share. Mr. Lemos had options to purchase 65,000 shares of common stock outstanding at December 31, 2006.

(5)	Reflects the compensation costs recognized by Intevac in fiscal 2006 for a stock option grant with the following fair value as of the grant date: $172,852 for a stock option grant to purchase 10,000 shares of common stock made on May 24, 2006 at an exercise price of $22.01 per share. Mr. Money had options to purchase 60,000 shares of common stock outstanding at December 31, 2006.

(6)	Reflects the compensation costs recognized by Intevac in fiscal 2006 for a stock option grant with the following fair value as of the grant date: $524,997 for a stock option grant to purchase 30,000 shares of common stock made on March 20, 2006 at an exercise price of $22.40 per share. Mr. Yang had options to purchase 30,000 shares of common stock outstanding at December 31, 2006.

As an executive officer of Intevac, the Chairman of the Board, Mr. Pond received a salary of $114,495 for fiscal 2006. In addition, Mr. Pond received a matching contribution of $2,000 under the tax-qualified 401(k) Plan, which provides for broad-based employee participation, and Mr. Pond received a payment of $17,951 under Intevac’s Profit Sharing Plan. This amount was earned in fiscal 2006, but paid in early 2007. Intevac recognized compensation cost of $117,172 in fiscal 2006 for stock option grants with the following fair values as of the grant date: (a) $309,955 for a stock option grant to purchase 50,000 shares of common stock made on February 1, 2005 at an exercise price of $7.53 per share; and (b) $133,387 for a stock option grant to purchase 10,000 shares of common stock made on May 24, 2006 at an exercise price of $22.01 per share. Mr. Pond did not receive any additional fees for attending Board or Committee meetings.

CORPORATE GOVERNANCE MATTERS

Director independence.  The Board has determined that, with the exception of Mr. Pond and Mr. Fairbairn, all of its members are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market.

Contacting the Board of Directors.  Any shareholder who desires to contact our Chairman of the Board or the other members of our Board of Directors may do so by writing to: Board of Directors, c/o Stanley J. Hill, Chairman, Nominating and Governance Committee, Intevac, Inc., 3560 Bassett Street, Santa Clara, California, 95054. Communications received by Mr. Hill will also be communicated to the Lead Director, the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Board attendance at annual shareholder meetings.  We have a formal policy that encourages, but does not require, attendance by members of the Board at our Annual Meeting of Shareholders. Mr. Pond, Mr. Fairbairn and Mr. Hill attended our 2006 Annual Meeting of Shareholders.

Policy regarding board nominees.  It is the policy of the Nominating and Governance Committee of the Company to consider recommendations for candidates to the Board of Directors from shareholders. Shareholder recommendations of candidates for election to the Board should be directed in writing to: Intevac, Inc., 3560 Bassett Street, Santa Clara, California, 95054, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of Company stock. Shareholder nominations to the Board must also meet the requirements set forth in the Company’s bylaws.

The Nominating and Governance Committee’s criteria and process for identifying and evaluating the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

•	The Nominating and Governance Committee periodically reviews the current composition, size and effectiveness of the Board.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, (3) the relevance of the candidates skills and experience to our businesses and (4) such other factors as the Nominating and Governance Committee may consider appropriate.

•	While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, government or technology, including an understanding of our industry and our business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements that may be required by applicable laws and regulations, such as financial literacy or financial expertise with respect to audit committee members.

•	With regard to candidates who are properly recommended by shareholders or by other means, the Nominating and Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Committee deems necessary or proper.

•	In evaluating and identifying candidates, the Nominating and Governance Committee has the authority to retain or terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	The Nominating and Governance Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board either to fill vacancies or to add additional directors prior to the Annual Meeting of Shareholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Nominating and Governance Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have also adopted a Director Code of Ethics that applies to all of our directors. You can find both our Code of Business Conduct and Ethics and our Director Code of Ethics on our website at www.intevac.com. We post any amendments to the Code of Business Conduct and Ethics and the Director Code of Ethics, as well as any waivers, that are required to be disclosed by the rules of either the SEC or the Nasdaq Stock Market, on our website.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Annual Meeting shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect on the election of directors under California law.

The Board of Directors recommends that shareholders vote FOR election of all of the above nominees as directors.

PROPOSAL NUMBER TWO:

APPROVAL OF REINCORPORATION OF
THE COMPANY FROM CALIFORNIA TO DELAWARE

Introduction

For the reasons set forth in “Principal Reasons for the Proposed Reincorporation” on page 10 of this proxy statement, our Board of Directors believes that it is advisable and in the best interests of the Company and our shareholders to change the state of incorporation of the Company from California to Delaware. This section of the proxy statement refers to the current Intevac, Inc., the California corporation, as “Intevac California” or the “Company” and to the new Intevac, Inc., the Delaware corporation, as “Intevac Delaware” or the “surviving corporation.” We propose to accomplish the reincorporation in Delaware by merging Intevac California into a newly created wholly owned subsidiary that is incorporated in Delaware (the “Reincorporation”). The name of the Delaware corporation, which will be the successor to Intevac California in the Reincorporation, will also be Intevac, Inc.

Intevac Delaware will be incorporated under Delaware law under the name “Intevac, Inc.” The address and phone number of Intevac Delaware are the same as the address and phone number of Intevac California. Up until the time of the Reincorporation, Intevac Delaware will not have any material assets or liabilities and will not have carried on any business.

We began considering the possibility of reincorporating in Delaware in early 2006, in connection with a general review by the Board of our corporate structure and related corporate governance matters. It had been over ten years since the Company had gone public, and the Board believed that it was an appropriate time for a comprehensive review of such matters. As part of that review, and in consultation with legal counsel, the Board considered reincorporating to Delaware and undertook a review of the advantages and disadvantages of changing our state of incorporation from California to Delaware. At the conclusion of that review, as discussed in “Principal Reasons for the Proposed Reincorporation,” the Board determined that reincorporation in Delaware would be beneficial to the Company and its shareholders, primarily because Delaware corporate law is more comprehensive, more widely used and extensively interpreted than other state corporate laws, including California corporate law, and because the Delaware courts are known for their sophistication, consistency, speed and efficiency in applying those laws.

The Board also believes that Delaware law is better suited than California law to protect shareholders’ interests in the event that the Company becomes the subject of an unsolicited takeover attempt. We are not currently aware that any person is attempting to acquire control of the Company, to obtain representation on our board of directors or take any action that would materially affect the governance of the Company. Nonetheless, the Board believes that its fiduciary duty requires it to examine our vulnerability to such attempts and what steps we may take to protect shareholder value if the Company does find itself in such a situation. In this regard, the Board believes that being incorporated in Delaware will benefit our shareholders because of the factors cited above. The Board is not, however, proposing as part of the present Reincorporation to adopt new anti-takeover strategies, even in those areas where the Delaware law may provide greater freedom to do so.

Additionally, our Board believes that, as a Delaware corporation, the Company will be better able to attract and retain qualified directors and officers than it may be able to as a California corporation, in part because Delaware law provides more predictability with respect to the issue of liability of directors and officers than California law does. The increasing frequency of claims against directors and officers that are actually litigated has greatly expanded the risks to directors and officers as they exercise their normal duties and responsibilities of governing a corporation and managing its business. The amount of time and money required to respond to and litigate such claims can be substantial. Although California law and Delaware law both permit a corporation to include a provision in its articles (or certificate, as referred to in Delaware) of incorporation that in certain circumstances reduces or limits the monetary liability of directors for breaches of their fiduciary duty of care, the greater body of interpretation of Delaware law by courts and legal commentators provides to directors and officers more predictability as to how the law will be applied than in California and, therefore, provides directors and officers of a Delaware corporation greater comfort as to their risk of liability in making decisions and taking corporate actions than under California law. The Board, therefore, believes that the proposed reincorporation may be a significant factor in continuing to attract and retain such individuals, and in encouraging them to make corporate decisions on their own merits and for the benefit of shareholders, rather than out of a desire to avoid personal liability.

On February 3, 2006, the Board met to discuss the results of the review discussed above by our management and legal counsel of our corporate structure and governance. On each of April 20, 2006, July 28, 2006 and October 26, 2006, the Board met again to discuss the advantages and disadvantages of reincorporating in Delaware, the mechanics of reincorporating and possible changes to our organizational documents associated with a reincorporation. On March 12, 2007, the Board met to confirm that the Reincorporation would be presented to our stockholders for consideration at this Annual Meeting of Shareholders, and on April 10, 2007, the Board unanimously determined that the Reincorporation is in the best interest of the Company and our shareholders, concurrently approving the Agreement and Plan of Merger (the “Merger Agreement”), the Certificate of Incorporation of Intevac Delaware (the “Delaware Certificate”) and the Bylaws of Intevac Delaware (the “Delaware Bylaws”), copies of which are attached to this proxy statement as Appendices A, B and C, respectively. The final forms of the Merger Agreement, Delaware Certificate and Delaware Bylaws as implemented in the Reincorporation are expected to be in substantially the form of those attached.

Because Intevac Delaware will be governed by the Delaware General Corporation Law (the “DGCL”) and the Company will have new organizational documents, if the Reincorporation proposal is approved, the proposed Reincorporation will result in certain changes in your rights as a shareholder. These differences are summarized under the sections entitled “Comparison of the Charters and Bylaws of Intevac California and Intevac Delaware” and “Significant Differences between the Corporation Laws of California and Delaware.”

Our Board has unanimously approved and, for the reasons described below, recommends that you approve the proposal to reincorporate the Company’s state of incorporation from California to Delaware. If approved by shareholders, we expect that the Reincorporation will become effective as soon as practicable following our Annual Meeting of Shareholders, although the proposed reincorporation could be abandoned, either before or after shareholder approval, if circumstances arise which, in the opinion of the Board, make it inadvisable to proceed. If, on the other hand, the shareholders do not approve the Reincorporation, we would not consummate it, and we would continue to operate as a California corporation.

IN ORDER FOR THE PROPOSED REINCORPORATION TO BE EFFECTED, A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK MUST APPROVE PROPOSAL TWO. SEE “VOTE REQUIRED FOR THE REINCORPORATION PROPOSAL AND BOARD OF DIRECTORS’ RECOMMENDATION” BELOW.

YOU ARE URGED TO READ CAREFULLY THIS SECTION
OF THE PROXY STATEMENT, INCLUDING THE RELATED
APPENDICES, BEFORE VOTING ON THE REINCORPORATION.

Mechanics

The proposed Reincorporation would be effected pursuant to a Merger Agreement in substantially the form attached as Appendix A. The discussion of the Reincorporation and the Merger Agreement set forth below is qualified in its entirety by reference to the Merger Agreement. Upon completion of the Reincorporation, Intevac California will cease to exist, and Intevac Delaware will be the surviving corporation and will continue to operate our business under the name Intevac, Inc.

Upon the effective date of the Reincorporation, each outstanding share of common stock of Intevac California will be automatically converted into one share of common stock of Intevac Delaware. Each stock certificate representing issued and outstanding shares of common stock of Intevac California will continue to represent the same number of shares of common stock of Intevac Delaware. If the Reincorporation is effected, you will not need to exchange your existing stock certificates of Intevac California for stock certificates of Intevac Delaware. You may, however, exchange your certificates if you so choose.

The common stock of Intevac California is listed for trading on the Nasdaq Global Market, and, after the Reincorporation, Intevac Delaware’s common stock will continue to be traded on the Nasdaq Global Market without interruption, under the same symbol “IVAC” as the shares of common stock of Intevac California are currently traded.

Pursuant to the Merger Agreement, Intevac California and Intevac Delaware agree to take all actions that Delaware law and California law require for Intevac California and Intevac Delaware to effect the Reincorporation, subject to the approval of Reincorporation by the shareholders of Intevac California and the sole stockholder of Intevac Delaware.

The Reincorporation will make a change only in the legal domicile of the Company (and certain related changes of a legal nature in the organizational documents of the Company, which are described in this proxy statement). The Reincorporation will not result in any change in the name, business, management, fiscal year, assets or liabilities or location of the principal offices of the Company. In addition, the proposed Reincorporation will not, we believe, significantly affect any of our material contracts with any third parties and our rights and obligations under these contractual arrangements will continue and be assumed by the surviving corporation. In addition, the directors of the Company who are elected at this Annual Meeting of Shareholders as directors of Intevac California will become the directors of Intevac Delaware.

If the Reincorporation is effected, all employee benefit plans of Intevac California (including all stock options and other equity incentive plans) will be assumed and continued by the surviving corporation. Approval of the Reincorporation will also constitute approval of the assumption of these plans by Intevac Delaware. As part of the Reincorporation, each stock option and other equity-based award issued and outstanding pursuant to these plans will be converted automatically into a stock option or other equity-based award for the same number of shares of common stock of the surviving corporation, at the same price, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the particular agreement reflecting the award.

Vote Required for the Reincorporation Proposal and Board of Directors’ Recommendation

California law requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of Intevac California to approve the Merger Agreement pursuant to which Intevac California and Intevac Delaware would effect the Reincorporation. Approval of the Reincorporation proposal will constitute approval of the Merger Agreement and therefore the Reincorporation itself. A vote in favor of the Reincorporation proposal is also effectively a vote to approve the form of the Delaware Certificate and the Delaware Bylaws. If the shareholders approve the Merger Agreement and the Reincorporation is effected, the Delaware Certificate and the Delaware Bylaws in effect immediately prior to the effective date will become the certificate of incorporation and bylaws of the surviving corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY APPROVES AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED REINCORPORATION. THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE IS THE SAME AS THAT OF A VOTE AGAINST THE REINCORPORATION PROPOSAL.

Principal Reasons for the Proposed Reincorporation

For many years, the State of Delaware has followed a policy of encouraging corporations to incorporate in that state. In furtherance of this policy, Delaware has been the leader in adopting, construing and implementing comprehensive, coherent and flexible corporate laws that have been responsive to the evolving legal and business needs of corporations organized under Delaware law.

Delaware courts have also developed and elaborated principles of corporate governance that corporations can draw upon when making business and legal decisions. Our Board believes that it is a substantial benefit to have the guidance of well-established principles of corporate governance in making its business and legal decisions. Our Board also believes, as discussed above, that Delaware law may be better suited than California law to protect shareholders’ interests in the event of an unsolicited takeover attempt of the Company, although we are not aware that any person is currently attempting to acquire control of the Company, to obtain representation on our Board of Directors or take any action that would materially affect the governance of the Company.

Additionally as discussed above, the Board believes that, as a Delaware corporation, the Company will be better able to attract and retain qualified directors and officers than as a California corporation, in part because Delaware law provides more predictability than California law with respect to the issue of liability of directors and officers. For additional discussion of this matter, see “Significant Differences between the Corporation Laws of California and Delaware — Indemnification and Limitation of Liability,” below.

Our Board of Directors and management have identified the following benefits of Delaware’s corporate legal framework in reaching their decision to propose reincorporating in Delaware:

•	The Delaware General Corporate Law is generally acknowledged to be the most advanced and flexible state corporate statute in the United States.

•	The Delaware General Assembly each year considers and adopts statutory amendments, many proposed by the Corporation Law Section of the Delaware State Bar, in an effort to ensure that the Delaware corporate statute continues to be responsive to the changing needs of businesses.

•	The Delaware Court of Chancery routinely handles cases involving complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by any other court in the country. The Delaware Supreme Court is also highly regarded and highly responsive in these matters.

•	The well-established body of case law construing Delaware law has developed over the last century and provides businesses with a greater predictability than the case law in most, if not all, other jurisdictions. In fact, some states have simply adopted the case law of Delaware wholesale as their own, but without the benefit of the Delaware courts to apply it.

•	The Division of Corporations of the Secretary of State of Delaware is highly responsive and efficient on important administrative tasks, such as accepting and confirming the filing of corporate documents necessary to effect financings or mergers.

No Change in the Board Members, Business, Management, Employee Benefit Plans or Location of Principal Offices

The Reincorporation proposal will effect only a change in our legal domicile (and certain other changes of a legal nature, the most significant of which are described in this proxy statement). The Reincorporation will NOT result in any change in our business, management, fiscal year, assets or liabilities or location of our principal facilities. The directors and officers of Intevac California will become the directors and officers of Intevac Delaware, including those directors elected at the Annual Meeting. All employee benefit plans (including stock option and other equity incentive plans) of Intevac California will be continued by Intevac Delaware, and each stock option and other equity-based award issued and outstanding pursuant to these plans will automatically be converted into a stock option or other equity-based award with respect to the same number of shares of Intevac Delaware, with the same exercise price, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the particular agreement reflecting the award. Approval of the reincorporation proposal will constitute approval of the assumption of these plans by Intevac Delaware. Intevac Delaware will also continue all other employee benefit arrangements of Intevac California upon the terms and subject to the conditions currently in effect.

Dissenters’ Rights Not Available

Although in some circumstances California law provides shareholders with the right to dissent from certain corporate mergers and reorganizations and to receive the cash value of their shares rather than the merger consideration, California law does not grant dissenters’ rights in connection with the proposed Reincorporation because all shareholders prior to the merger remain the same after the merger.

Anti-takeover Implications

Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of its corporate charter or bylaws or otherwise that are designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. The Board believes that improving the position of the Company and the ability to protect shareholders in such circumstances is one of the reasons for the proposed Reincorporation. The Reincorporation is not, however, being proposed in order to prevent any present attempt known to our Board to acquire control of the Company or to obtain representation on our Board. In addition, our Board of Directors has no current plans to implement as part of the Reincorporation new defensive strategies to be used in such circumstances.

As part of its fiduciary duty to the shareholders, our Board may consider, at some point in the future, implementing certain defensive strategies allowed under Delaware law that are designed to enhance the Board’s ability to negotiate with an unsolicited bidder. Such strategies could include, but are not limited to, the adoption of a shareholder rights plan or severance agreements for our management and key employees that would become effective upon the occurrence of a change in control of the Company. With respect to implementing such defensive strategies, The Board believes that Delaware law is preferable to California law, because of the substantial judicial precedent that exists in Delaware on the legal principles that govern the implementation and use of such defensive strategies. As either a California corporation or a Delaware corporation, the Company could implement some of these same defensive measures, but as a Delaware corporation, the Company, our Board and our shareholders would benefit from the greater guidance and predictability in such matters afforded by Delaware law.

Certain differences between California and Delaware law, which become applicable to the Company as a result of the Reincorporation without further action of our Board or shareholders, could have a bearing on unsolicited attempts to acquire control of the Company. The most significant of these is Section 203 of the Delaware General Corporation Law. Section 203 restricts a corporation from engaging in certain “business combinations” with “interested shareholders” for three years following the date that the interested shareholder became an interested shareholder, unless the Board approves the business combination. At the same time, the Company will no longer have the protection of sections of the California Corporation Code that limit a corporation’s ability to engage in a “cash-out” merger with a majority stockholder and require the delivery of a fairness opinion in connection with certain transactions with “interested shareholders.” For a discussion of differences between the laws of California and Delaware that may affect shareholders, see “Significant Differences between the Corporation Laws of California and Delaware,” below.

Comparison of the Charters and Bylaws of Intevac California and Intevac Delaware

There are significant similarities between the proposed charter documents of Intevac Delaware (the Delaware Certificate and the new bylaws of Intevac Delaware (the “Delaware Bylaws”)) and the current charter documents of Intevac California (the current Amended and Restated Articles of Incorporation (the “California Articles”) and the current Amended and Restated Bylaws (the “California Bylaws”)). For example, both the Delaware Certificate and the California Articles provide for the authorization of 50 million shares of common stock and 10 million shares of undesignated preferred stock. The Delaware Certificate and the California Articles each provide that the Board is entitled to determine the rights, preferences, privileges and restrictions of the authorized and unissued preferred stock at the time of issuance, which provide the Company an ability, for example, to create customized equity securities for use in a strategic investment by a corporate partner. Preferred stock with rights designated by the board of directors is also generally created as an integral part of the implementation of a shareholder rights plan defensive measure.

In general, it has been the intention of the Board to make minimal substantive changes in the rights of the Company’s shareholders in preparing the Delaware Certificate. Although permitted by law in both states, neither the Delaware Certificate nor the California Articles provide for a classified board of directors, which would divide the Board into multiple classes, with each director serving for a multiple year term and only a portion of the directors elected each year. In addition, given that the California Bylaws provide that shareholders do not have the right to take action by majority written consent in lieu of an actual shareholder meeting, the Delaware Certificate provides similarly.

In preparing the Delaware Certificate and Delaware Bylaws, we have also included certain provisions that enable the shareholders of Intevac Delaware to have rights similar to those that they have automatically as shareholders of a California corporation, but that are not granted automatically by Delaware law. In particular, under California law, holders of 10% of a corporation’s shares have a statutory right to call special meetings of shareholders. The Delaware statute, however, does not provide this right automatically. Accordingly, we have drafted the Delaware Certificate to continue this right for our shareholders explicitly.

The following discussion is a further summary of the material differences between the California Articles and California Bylaws, on the one hand, and the Delaware Certificate and Delaware Bylaws, on the other. The summary is qualified in their entirety, however, by reference to the respective corporation laws of California and Delaware and the full text of the Delaware Certificate, Delaware Bylaws, California Articles and California Bylaws. Approval by our shareholders of the Reincorporation will automatically result in the adoption of all the provisions set forth in the Delaware Certificate and Delaware Bylaws. A copy of the Delaware Certificate is attached hereto as Appendix B and a copy of the Delaware Bylaws is attached hereto as Appendix C. The California Articles and California Bylaws are on file with the Securities and Exchange Commission and are available from the Company upon request.

Size of the Board of Directors

California law provides that the number of directors of a corporation may be fixed in the corporation’s articles of incorporation or bylaws, or a range may be established for the number of directors, with the board itself given authority to fix the exact number of directors within such range. The California Bylaws specify a range of five to nine for the number of directors and authorize the Board to fix the exact number of directors within the range by resolution or unanimous written consent. The number of directors is currently set at seven, and will be reduced to six with the resignation of Mr. Money at the upcoming annual meeting. Changes in the size of the board of directors outside these limits can be made only with the approval of holders of a majority of the outstanding voting stock of the Company. In addition, under California law, the authorized number of directors cannot be reduced below five if a number of shares equal to or greater than sixteen and two-thirds percent (16 2/3%) of the total outstanding shares are voted in opposition.

Delaware law provides that the number of directors of a corporation, or the range of authorized directors, may be fixed or changed by the board of directors acting alone by amendment to the corporation’s bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which case shareholder approval is required.

In the present case, as with the California Articles, the proposed Delaware Certificate does not specify a fixed number of directors. Unlike the California Bylaws, however, the Delaware Bylaws do not specify either a fixed number or a range of directors, but provide that the Board acting alone may fix or change the number of directors, without need to seek shareholder approval.

Cumulative Voting

Cumulative voting entitles a shareholder to cast as many votes as there are directors to be elected multiplied by the number of shares registered in such shareholder’s name. The shareholder may cast all of such votes for a single nominee or may distribute them among any two or more nominees. Under California law, shareholders of a corporation have the right to cumulative voting, unless the corporation elects otherwise (and provided that the corporation has shares listed on the New York or American Stock Exchanges or traded on the Nasdaq Global Market). Under Delaware law, cumulative voting in the election of directors is not permitted unless specifically provided for in the corporation’s charter or bylaws.

In the present case, the Company’s shareholders at the time of the initial public offering chose to eliminate cumulative voting by prohibiting it in the California Articles. Accordingly, neither the Delaware Certificate nor the Delaware Bylaws will provide for cumulative voting, and shareholders will continue not to have this right.

Filling Vacancies on the Board of Directors

Under California law, any vacancy on a corporation’s board, other than one created by removal of a director, may be filled by the board itself. Even if the number of directors still in office is less than a quorum, the vacancy may be filled by the affirmative vote of a majority of the directors present at a duly called and held meeting, by the unanimous written consent of the directors then in office or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by the corporation’s articles of incorporation or by a bylaw provision approved by the corporation’s shareholders.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, unless otherwise provided in the corporation’s certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the directors elected by that class, or a sole remaining director so elected, may fill the vacancy or newly created directorship).

The Company has chosen not to alter the default provisions of its state of incorporation with respect to this issue. Therefore, in the present case, while the Board of Intevac California has the power to fill vacancies on the Board itself generally, neither the California Articles nor the California Bylaws permit the Board to fill vacancies created by the removal of a director. However, the Delaware Bylaws provide that any vacancy, including a vacancy created by the removal of a director by the shareholders of Intevac Delaware or a court order, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Monetary Liability of Directors

The California Articles and the Delaware Certificate both provide for the elimination of personal monetary liability of the Company’s directors to the fullest extent permissible under the laws of the respective states. The provision eliminating monetary liability of directors set forth in the Delaware Certificate may be more expansive than the corresponding provision in the California Articles, however, due to differences between the California and Delaware laws themselves. For a more detailed explanation of the foregoing, see “Significant Differences between the Corporation Laws of California and Delaware — Limitation of Liability and Indemnification,” below.

Bylaw Amendments

The California Bylaws provide that they may be amended either by the holders of a majority of the outstanding shares entitled to vote or by the affirmative vote of the Board, except that the Board cannot amend the provision of the California Bylaws that governs the range of directors, as discussed above.

Unlike the California Bylaws, the Delaware Certificate and Delaware Bylaws provide that the Delaware Bylaws can by amended in all respects by either the holders of a majority of the outstanding shares entitled to vote or by a majority of the entire Board of Directors then in office.

Significant Differences between the Corporation Laws of California and Delaware

The following provides a summary of major substantive differences between the corporation laws of California and Delaware. It is not an exhaustive description of all differences between the laws of the two states. Accordingly, all statements herein are qualified in their entirety by reference to the respective corporation laws of California and Delaware.

Shareholder Voting in Acquisitions

The California and Delaware laws are substantially similar in terms of when shareholder approval is required for a corporation to undertake various types of acquisition transactions. Both California and Delaware law generally require that a majority of the shareholders of both the acquiring and target corporations approve a statutory merger. In addition, both California and Delaware law require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation selling its assets.

Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless provided otherwise in the corporation’s certificate of incorporation) if:

•	The merger agreement does not amend the existing certificate of incorporation;

•	Each share of stock of the surviving corporation outstanding immediately before the transaction is an identical outstanding share after the merger; and

•	Either:

•	no shares of common stock of the surviving corporation (and no shares, securities or obligations convertible into such stock) are to be issued in the merger, or

•	the shares of common stock of the surviving corporation to be issued in the merger (including shares issuable upon conversion of any other shares, securities or obligations to be issued in the merger) do not exceed twenty percent (20%) of the shares of common stock of the surviving corporation outstanding immediately prior to the transaction.

California law contains a similar exception to its voting requirements for reorganizations, where shareholders or the corporation itself immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths (5/6) of the voting power of the surviving or acquiring corporation or its parent entity.

Limitations on Certain Business Combinations

Delaware, like a number of states, has adopted special laws designed to make certain kinds of “unfriendly” corporate takeovers, or other non-board approved transactions involving a corporation and one or more of its significant shareholders, more difficult.

Under Section 203 of the Delaware statute, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested shareholder” for three years following the date that that person or entity becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or entity that owns, individually or with or through other persons or entities, fifteen percent (15%) or more of the corporation’s outstanding voting stock (including rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and also stock as to which the person has voting rights only). The three-year moratorium imposed by Section 203 on business combinations does not apply if:

•	Prior to the date on which the interested shareholder becomes an interested shareholder, the board of directors of the corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested shareholder;

•	Upon consummation of the transaction that makes the person or entity an interested shareholder, the interested shareholder owns at least eighty-five percent (85%) of the corporation’s voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining voting stock outstanding, shares owned by directors who are also officers of the corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or

•	On or after the date the person or entity becomes an interested shareholder, the business combination is approved both by the board of directors and by the shareholders at a meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested shareholder.

In the present case, although Delaware law would permit Intevac Delaware to elect in its certificate of incorporation not to be governed by Section 203, we have not drafted the Delaware Certificate to contain such an “opt out” election, and the Board intends that Intevac Delaware be governed by Section 203 if the Reincorporation is effected. The Board believes that Section 203 will encourage any potential acquiror to negotiate with the Board, thus assisting the Board in securing a transaction more favorable to the Company’s shareholders. Section 203 also may have the effect of limiting the ability of a potential unsolicited acquiror to make a two-tiered bid for Intevac Delaware in which all shareholders are not treated equally. Shareholders should note, however, that the application of Section 203 to Intevac Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for the Company’s shares over the then-current market price. Section 203 could also discourage certain potential acquirors who are unwilling to comply with its provisions from even approaching the Company.

California law does not have a section similar to Delaware Section 203, but it does have different provisions that may limit a corporation’s ability to engage in certain business combinations. California law requires that, in a merger of a corporation with a shareholder (or its affiliate) who hold more than fifty percent (50%) but less than ninety percent (90%) of the corporation’s common stock, the other shareholders of the corporation must receive common stock in the transaction, unless all the corporation’s shareholders consent to the transaction. This provision of California law may have the effect of making a “cash-out” merger by a majority shareholder (possibly as the second step in a two-step merger) more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection to shareholders against coercive two-tiered bids for a corporation in which the shareholders are not treated equally.

California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or sale of assets is made by an interested party (generally a controlling or managing party of the corporation), the interested party must provide the other shareholders with an affirmative written opinion as to the fairness of the consideration to be paid to the shareholders. This fairness opinion requirement does not apply to corporations that have fewer than 100 shareholders of record or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or a vote is sought pursuant to an interested party’s proposal and a later proposal is made by another party at least 10 days prior to the date of acceptance of the interested party’s proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw their vote, consent or proxy, and to withdraw any tendered shares. Delaware law has no comparable provision.

Removal of Directors

In general, under California law, any director, or the entire board of directors, may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. In the case of a corporation with cumulative voting or whose board is classified, however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting rules. In addition, shareholders holding at least ten percent (10%) of the outstanding shares of any class may bring suit to remove any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion.

Under Delaware law, any director, or the entire board of directors, of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation whose board is classified, unless the certificate of incorporation provides otherwise, shareholders may effect such removal only for cause. In addition, as in California, if a Delaware corporation has cumulative voting, and if less than the entire board is to be removed, a director may not be removed without cause by a majority of the outstanding shares if the votes cast against such removal would be sufficient to elect the director under cumulative voting rules. Delaware law also permits a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with the removal of directors.

In the present case, the California Articles and California Bylaws do not provide for a classified board of directors or cumulative voting. As a result, Intevac California directors currently may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. As Intevac Delaware will similarly have neither a classified board nor cumulative voting, the directors the Company after the Reincorporation will continue to be subject to removal with or without cause.

Limitation of Liability and Indemnification

California and Delaware have similar laws respecting the liability of directors of a corporation and the indemnification by the corporation of its officers, directors, employees and other agents for damages they incur. The laws of both states also permit corporations to adopt a provision in their charters eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty of care. Nonetheless, as discussed below, there are certain differences between the laws of the two states respecting indemnification and limitation of liability. In general, however, Delaware law is somewhat broader in allowing corporations to indemnify and limit the liability of corporate agents, which the Board believes, among other things, helps Delaware corporations in attracting and retaining outside directors.

The Delaware General Corporate Law was amended in 1986 in response to widespread concern about the ability of Delaware corporations to attract capable directors in light of then-current difficulties in obtaining and maintaining directors and officers insurance. The legislative commentary to the law states that it is “intended to allow Delaware corporations to provide substitute protection, in various forms, to their directors and to limit director liability under certain circumstances.”

Elimination of Director Personal Liability for Monetary Damages

One provision of the revised DGCL permits a corporation to include a provision in its certificate of incorporation which limits or eliminates the personal liability of a director for monetary damages arising from breaches of his or her fiduciary duties to the corporation or its stockholders, subject to certain exceptions. Such a provision may not, however, eliminate or limit director monetary liability for:

•	Breaches of the director’s duty of loyalty to the corporation or its stockholders;

•	Acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

•	The payment of unlawful dividends or unlawful stock repurchases or redemptions; or

•	Transactions in which the director received an improper personal benefit.

Such a limitation of liability provision also may not limit a director’s liability for violation of, or otherwise relieve the Company or directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

California law contains similar authorization for a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:

•	intentional misconduct or knowing and culpable violation of law;

•	acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director

•	receipt of an improper personal benefit;

•	acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders;

•	acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders

•	transactions between the corporation and a director who has a material financial interest in such transaction; and

•	liability for improper distributions, loans or guarantees.

In the present case, the current California Articles eliminate the liability of directors to the Company for monetary damages to the fullest extent permissible under California law. The Delaware Certificate similarly eliminates the liability of directors to the Company for monetary damages to the fullest extent permissible under Delaware law. As a result, following the Reincorporation directors of the Company cannot not be held liable for monetary damages even for gross negligence or lack of due care in carrying out their fiduciary duties as directors, so long as that gross negligence or lack of due care does not involve bad faith or a breach of their duty of loyalty to the Company.

Indemnification

California law requires indemnification when the individual has defended successfully the action on the merits. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue or matter therein, on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys’ fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Expenses incurred by an officer or director in defending an action may be paid in advance under Delaware law or California law, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law. Intevac California’s Articles of Incorporation authorize indemnification beyond that expressly mandated by California law. Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. Delaware law does not require authorizing provisions in the certificate of incorporation.

Indemnification Agreements.

A provision of Delaware law states that indemnification provided by statute will not be deemed exclusive of any other right under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Under Delaware law, therefore, the indemnification agreement entered into by Intevac California with its officers and directors may be assumed by Intevac Delaware as part of the Reincorporation. If the Reincorporation is consummated, the indemnification agreements will be amended to the extent necessary to conform the agreements to Delaware law and to provide for indemnification of officers and directors and advancement of expenses to the maximum extent permitted by Delaware law. A vote in favor of the Reincorporation is also approval of such amendments to the indemnification agreements. Among other things, the indemnification agreements will be amended to include within their purview future changes in Delaware law that expand the permissible scope of indemnification of directors and officers of Delaware corporations.

Inspection of Shareholder Lists and Books and Records

Both California and Delaware law allow any shareholder to inspect a corporation’s shareholder list for a purpose reasonably related to the person’s interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation’s shareholder list by persons holding an aggregate of five percent (5%) or more of the corporation’s voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have contested the election of directors. Delaware law also allows the shareholders to inspect the list of shareholders entitled to vote at a meeting within a ten-day period preceding a shareholders’ meeting for any purpose germane to the meeting. Delaware law, however, contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

Under California law any shareholder may examine the accounting books and records and the minutes of the shareholders and the board and its committees, provided that the inspection is for a purpose reasonably related to the shareholder’s interests as a shareholder. The Delaware statute may be slightly more favorable to shareholders in this respect, in that a stockholder with a proper purpose is not limited to inspecting accounting books and records and minutes, and may examine other records as well. In addition, California law limits the right of inspection of shareholder lists to record shareholders, whereas Delaware has extended that right to beneficial owners of shares.

Appraisal Rights

Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, by which the shareholder may demand to receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

Under Delaware law, fair market value is determined without reference to any element of value arising from the accomplishment or expectation of the merger or consolidation, and appraisal rights are generally not available:

•	with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation;

•	with respect to a merger or consolidation by a target corporation whose shares are either listed on a national securities exchange or are held of record by more than 2,000 holders (or, if the shareholders receive shares of another corporation, then that other corporation must be either listed on a national securities exchange or held of record by more than 2,000 holders), plus cash in lieu of fractional shares of such corporation or any combination thereof; or

•	to shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger under Delaware law.

The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of the shares to be received. Appraisal rights are also not available if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities representing more than five-sixths (5/6) of the voting power of the surviving or acquiring corporation or its parent entity. On the other hand, California law generally affords appraisal rights in a sale of all or substantially all assets type of reorganization, while Delaware law does not.

Dissolution

Under California law, the holders of fifty percent (50%) or more of a corporation’s total voting power may authorize the corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the shareholders entitled to vote on the matter. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the Delaware corporation’s stock entitled to vote. In addition, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with such a board-initiated dissolution. In the present case, however, the Delaware Certificate contains no such supermajority voting requirement.

Interested Director Transactions

Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable simply because of such interest, provided that certain conditions, such as obtaining required disinterested approval and fulfilling the requirements of good faith and full disclosure, are met. With certain minor exceptions, the conditions are similar under California and Delaware law.

Shareholder Derivative Suits

California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, if certain tests are met. Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or if his or her stock thereafter came to be owned by him or her by operation of law.

California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

Dividends and Repurchases of Shares

Delaware law is more flexible than California law with respect to implementing share repurchase programs. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year, so long as the capital of the corporation following the payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares if the capital of the corporation would not be impaired following the transaction.

Under California law, a corporation may not make any distribution to its shareholders unless either:

•	the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or

•	immediately after giving effect to the distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to one and one fourth (1 1/4) times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets would be at least equal to its current liabilities (or one and one fourth (1 1/4) times its current liabilities if the average pre-tax and pre- interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years).

These tests are applied to California corporations on a consolidated basis.

Application of the California General Corporation Law to Delaware Corporations

Under Section 2115 of the California Corporations Code, corporations not organized under California law but which have significant contacts with California may be subject to a number of provisions of the California General Corporation Law. However, an exemption from Section 2115 is provided for corporations whose shares are listed on a major national securities exchange, such as the Nasdaq Global Market. Following the proposed reincorporation, the common stock of Intevac Delaware will continue to be traded on the Nasdaq Global Market, and, accordingly, it is expected that Intevac Delaware will be exempt from Section 2115.

Notwithstanding the above exemption from Section 2115, the Company will still be subject to the California Corporate Disclosure Act. This act applies to publicly traded corporations incorporated in California or qualified to do business in California. The Act requires significant annual disclosures to the California Secretary of State, although substantial portions of the requirements cover the same general categories of information that are included in SEC filings.

Material Federal Income Tax Considerations

This section of the proxy statement summarizes the material U.S. federal income tax considerations relevant to the Reincorporation that apply to holders of Intevac California’s common stock. This discussion is based on existing provisions of the Internal Revenue Code of 1986, as amended, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Intevac Delaware, Intevac California or Intevac California’s shareholders as described herein.

Not all U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances are discussed herein. Factors that could alter the tax consequences of the Reincorporation to you include:

•	if you are a dealer in securities;

•	if you are a foreign person or entity;

•	if you do not hold your Intevac California common stock as capital assets; or

•	if you acquired your Intevac California common stock in connection with stock option or stock purchase plans or in other compensatory transactions.

In addition, not all of the tax consequences of the Reincorporation under foreign, state or local tax laws are discussed herein, nor are the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reincorporation, whether or not any such transactions are undertaken in connection with the Reincorporation, including, for example, any transaction in which shares of Intevac California common stock are acquired or shares of Intevac Delaware common stock are disposed. The tax consequences to holders of options to acquire Intevac California common stock are also not discussed herein. Accordingly, you are urged to consult your own tax advisors as to the specific tax consequences of the Reincorporation, including the applicable federal, state, local and foreign tax consequences to you of the Reincorporation.

A ruling from the Internal Revenue Service in connection with the Reincorporation will not be requested.

It is anticipated that the Reincorporation will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code, which will result in the following material federal income tax consequences:

•	You will not recognize any gain or loss upon your receipt of Intevac Delaware common stock in the Reincorporation;

•	the aggregate tax basis of the Intevac Delaware common stock received by you in the Reincorporation will be the same as the aggregate tax basis of Intevac California common stock surrendered in exchange therefor;

•	the holding period of the Intevac Delaware common stock received by you in the Reincorporation will include the period for which Intevac California common stock surrendered in exchange therefor was considered to be held; and

•	Neither Intevac Delaware nor Intevac California will recognize gain or loss solely as a result of the Reincorporation.

If the Internal Revenue Service successfully challenges the status of the Reincorporation as a reorganization, you would recognize taxable gain or loss with respect to each share of Intevac California common stock surrendered equal to the difference between your basis in such share and the fair market value, as of the completion of the Reincorporation, of the Intevac Delaware common stock received in exchange therefor. In such event, your aggregate basis in the Intevac Delaware common stock so received would equal its fair market value as of the effective time of the Reincorporation, and your holding period for such stock would begin the day after the Reincorporation.

Accounting Consequences

We believe that there will be no material accounting consequences for us resulting from the Reincorporation.

Regulatory Approval

To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the consummation of the Reincorporation would be the filings with the Secretary of State of California and the Secretary of State of Delaware.

Our Board of Directors believes that approval of the Reincorporation of the Company from California to Delaware is in the best interests of the Company and its shareholders.

Our Board of Directors unanimously recommends a vote “FOR” the Reincorporation of the Company from California to Delaware.

PROPOSAL NO. 3:

APPROVAL OF AN AMENDMENT TO THE INTEVAC 2004
EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES
RESERVED FOR ISSUANCE THEREUNDER BY 900,000 SHARES

We have historically provided stock options as an incentive to our employees to promote increased shareholder value. The Board of Directors and management believe that stock options are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of the our business, and to motivate all employees to increase stockholder value. In addition, stock options are considered a competitive necessity in the high technology sector in which we compete.

As a result of the desire to give further incentive to and retain current employees and officers, options to purchase 942,600 shares were granted from the 2004 Equity Incentive Plan (the “2004 Plan”) during fiscal 2006. As of March 22, 2007, there were 2,265,182 unexercised options outstanding and 219,386 shares available for grant under the 2004 Plan, not including the 900,000 shares subject to shareholder approval at this 2007 Annual Meeting. The unexercised options and shares available for grant represent 11.6% of the shares outstanding at March 22, 2007. Including the 900,000 shares subject to shareholder approval at this 2007 Annual Meeting, the percentage will increase to 15.8% of the shares outstanding.

Proposed Amendment

At the 2007 Annual Meeting, we are asking our shareholders to approve an amendment to the 2004 Plan to increase the number of shares reserved for issuance under the 2004 Plan by 900,000 shares, for an aggregate of 2,900,000 shares reserved for issuance thereunder plus shares remaining from the 1995 Stock Option/Stock Issuance Plan. The Board of Directors approved the proposed amendment to the 2004 Plan in March 2007, subject to stockholder approval at the 2007 Annual Meeting. The amendment to increase the number of shares reserved under the 2004 Plan is proposed in order to give the Board and the Compensation Committee of the Board greater flexibility to grant stock options. The Board and management believe that granting stock options motivates high levels of performance, aligns the interests of employees and shareholders by giving employees the perspective of an owner with an equity stake in Intevac, and provides an effective means of recognizing employee contributions to our success. The Board and management also believe that stock options are of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and encouraging current employees. Finally, the Board and management believe that the ability to grant options will be important to our future success by allowing us to accomplish these objectives.

Board of Directors’ Recommendation

The Board of Directors recommends that shareholders vote FOR the amendment to the 2004 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 900,000 shares.

Summary of the 2004 Equity Incentive Plan

The following paragraphs provide a summary of the principal features of the 2004 Plan and its operation. The following summary is qualified in its entirety by reference to the 2004 Plan.

Background and Purpose of the Plan

The 2004 Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance units, and (5) performance shares (individually, an “Award”). The 2004 Plan is intended to help us to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors and consultants, and promote the success of Intevac.

Administration of the Plan

Our Board of Directors or the Compensation Committee of our Board of Directors (in either case, the “Committee”) administers the 2004 Plan. Members of the Committee generally must qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (so that we are entitled to receive a federal tax deduction for certain compensation paid under the Incentive Plan) and must meet such other requirements as are established by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3. For the plan to qualify for exemption under Rule 16b-3, members of the Committee must be “non-employee directors.” Notwithstanding the foregoing, the Board of Directors also may appoint one or more separate committees to administer the 2004 Plan with respect to employees who are not officers or directors of Intevac.

Subject to the terms of the 2004 Plan, the Committee has the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards.

A total of 1,200,000 shares of our Common Stock were originally reserved for issuance under the 2004 Plan, and an additional 800,000 shares were reserved and approved by the stockholders at the Company’s 2006 Annual Meeting; however, Proposal Three, if approved, will raise the number of shares reserved by 900,000 shares, to 2,900,000 shares. No more than 20% of the shares reserved for issuance under the 2004 Plan may be issued pursuant to Awards that are not stock options or stock appreciation rights that are granted at exercise prices equal to 100% of the fair market value on the date of grant (that is, pursuant to Awards of restricted stock, performance units, performance shares, discounted stock options or discounted stock appreciation rights). In addition, shares which were reserved but not issued under our 1995 Stock Option/ Stock Issuance Plan (the “1995 Plan”) as of the effective date of the 2004 Plan, as well as any shares returned to the 1995 Plan are available for issuance under the 2004 Plan.

If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 2004 Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the Committee has discretion to adjust the number of shares available for issuance under the 2004 Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Committee selects the employees and consultants who will be granted Awards under the 2004 Plan. The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares of our Common Stock at a fixed exercise price for a fixed period of time. Under the 2004 Plan, the Committee may grant non-statutory stock options and/or incentive stock options (which entitle employees, but not Intevac, to more favorable tax treatment). The Committee determines the number of shares covered by each option, but during any fiscal year, no participant may be granted options for more than 200,000 shares, except that a participant may be granted options for an additional 300,000 shares in connection with his or her initial employment.

The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by incentive stock options or by non-statutory options that are intended to qualify as “performance based” under Section 162(m) of the Internal Revenue Code.

In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options, that first become exercisable by any participant during any calendar year also may not exceed $100,000.

An option granted under the 2004 Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 2004 Plan expire at the times established by the Committee, but the term of an incentive stock option cannot be greater than 10 years after the grant date (5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).

The exercise price of each option granted under the 2004 Plan must be paid in full at the time of exercise. The exercise price may be paid in any form determined by the Committee, including, but not limited to, cash, check, surrender of shares that, if acquired from us, have been held for at least six months, or pursuant to a cashless exercise program. The Committee may also permit, in some cases, the exercise price to be paid by means of a promissory note or through a reduction in the amount of our liability to the participant.

Stock Appreciation Rights

Stock appreciation rights are awards that grant the participant the right to receive an amount equal to (1) the number of shares exercised, times (2) the amount by which our then current stock price exceeds the exercise price. The exercise price will be set on the date of grant, but can vary in accordance with a predetermined formula. An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price.

Awards of stock appreciation rights may be granted in connection with all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. There are three types of stock appreciation rights available for grant under the 2004 Plan. A “tandem” stock appreciation right is a stock appreciation right granted in connection with an option that entitles the participant to exercise the stock appreciation right by surrendering to us a portion of the unexercised related option. A tandem stock appreciation right may be exercised only with respect to the shares for which its related option is then exercisable. An “affiliated” stock appreciation right is a stock appreciation right granted in connection with an option that is automatically deemed to be exercised upon the exercise of the related option, but does not necessitate a reduction in the number of shares subject to the related option. A “freestanding” stock appreciation right is one that is granted independent of any options. No participant may be granted stock appreciation rights covering more than 200,000 shares in any fiscal year, except that a participant may be granted stock appreciation rights covering an additional 300,000 shares in connection with his or her initial employment.

The Committee determines the terms of stock appreciation rights, except that the exercise price of a tandem or affiliated stock appreciation right must be equal to the exercise price of the related option. When a tandem stock appreciation right, granted in connection with an option, is exercised, the related option, to the extent surrendered, will cease to be exercisable. A tandem or affiliated stock appreciation right, which is granted in connection with an option, will be exercisable until, and will expire, no later than the date on which the related option ceases to be exercisable or expires. A freestanding stock appreciation right, which is granted without a related option, will be exercisable, in whole or in part, at such time as the Committee specifies in the stock appreciation right agreement.

The participant who exercises a stock appreciation right will receive from us an amount equal to the excess of the fair market value of a share on the date of exercise of the stock appreciation right over the exercise price times the number of shares with respect to which the stock appreciation right is exercised. Our obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine.

Restricted Stock

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. The Committee determines the number of shares of restricted stock granted to any employee or consultant, but no participant may be granted more than 125,000 shares of restricted stock in any fiscal year, except that a participant may be granted up to an additional 175,000 shares of restricted stock in connection with his or her initial employment.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. Upon termination of service, unvested shares of restricted stock generally will be forfeited.

Performance Units and Performance Shares

Performance units and performance shares are Awards that will result in a payment to a participant only if performance objectives established by the Committee are achieved or the Awards otherwise vest. The applicable performance objectives will be determined by the Committee, and may be based upon the achievement of Company-wide, divisional or individual goals or upon any other basis determined by the Committee. Performance units have an initial value that is established by the Committee on or before the date of grant. Performance shares have an initial value equal to the fair market value of a share on the date of grant. The Committee determines the number of performance units and performance shares granted to a participant, but no participant may be granted performance units with an initial value greater $750,000 or granted more than 125,000 performance shares in any fiscal year, except that a participant may be granted performance units with an initial value up to an additional $750,000 and/or an additional 175,000 performance shares in connection with his or her initial employment.

Performance Goals

Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include shareholder approval of the Plan, setting limits on the number of Awards that any individual may receive and, for Awards other than options, establishing performance criteria that must be met before the Award actually will vest or be paid.

We have designed the 2004 Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. At the Committee’s discretion, one or more of the following performance goals may apply (all of which are defined in the 2004 Plan): cost of sales as a percentage of sales, earnings per share, marketing and sales expenses as a percentage of sales, net income as a percentage of sales, operating margin, revenue, total shareholder return and working capital.

Change of Control

In the event of a “change in control” of Intevac, the successor corporation may either assume or provide a substitute award for each outstanding Award. In the event the successor corporation refuses to assume or provide a substitute award, the Award will immediately vest and become exercisable as to all of the shares subject to such Award. In such case, the Committee will provide at least 15 days’ notice of such immediate vesting and exercisability. The Award will then terminate upon the expiration of the notice period.

Limited Transferability of Awards

Awards granted under the 2004 Plan generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Material Federal Tax Considerations

The following brief summary of the effect of federal income taxation upon the participant and Intevac with respect to Awards granted under the 2004 Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Non-statutory Stock Options

No taxable income is reportable when a non-statutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss, which may be long- or short-term depending on the holding period. As a result of Section 409A of the Internal Revenue Code, however, non-statutory stock options granted with an exercise price below the fair market value of the underlying stock may be taxable to a participant before he or she exercises an award. As of the date of this proxy, how such awards will be taxed is unclear.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised, unless the alternative minimum tax rules apply, in which case taxation occurs upon exercise. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Performance Units and Performance Shares

A participant will not have taxable income upon grant of restricted stock, performance units or performance shares, unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

Tax Effect for the Company

Intevac generally will be entitled to a tax deduction in connection with an Award under the 2004 Plan in an amount equal to any ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a non-statutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers, as discussed above under “Performance Goals”.

Amendment and Termination of the 2004 Plan

The Board generally may amend or terminate the 2004 Plan at any time and for any reason. Amendments will be contingent on stockholder approval if required by applicable law or stock exchange listing requirements. By its terms, the 2004 Plan automatically will terminate in 2014, although any Awards outstanding at that time will continue for their term.

Awards to be Granted to Certain Individuals and Groups

The number of Awards that an employee or consultant may receive under the 2004 Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our executive officers and our non-employee directors have an interest in this proposal, because they are eligible to receive discretionary Awards under the 2004 Plan.

As of the date of this proxy statement, there has been no determination by the Committee with respect to future awards under the 2004 Plan. Accordingly, future awards are not determinable. The following table, however, sets forth information with respect to the grant of options under the 2004 Plan to the executive officers named in the Summary Compensation Table below, to all current executive officers as a group, to all non-employee directors as a group and to all other employees as a group during the Company’s last fiscal year:

	Number of Shares	Average per Share
Name of Individual or Group	Granted	Exercise Price

Kevin Fairbairn	75,000	$16.13
Charles B. Eddy	25,000	16.13
Michael Barnes	120,000	15.81
Luke Marusiak	25,000	16.13
Ralph Kerns	25,000	16.13
All executive officers, as a group	340,000	16.32
All directors who are not executive officers, as a group	70,000	22.18
All employees who are not executive officers, as a group	532,600	18.75

Summary

We believe strongly that approval of the amendment to the 2004 Plan is essential to our continued success. Awards such as those provided under the 2004 Plan constitute an important incentive for our key employees and other service providers and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable assets. We strongly believe that the 2004 Plan is essential for us to compete for talent in the labor markets in which we operate.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting (provided that that vote also constitutes the affirmative vote of a majority of the required quorum) will be required for approval of the amendment to add an additional 900,000 shares to the Intevac 2004 Equity Incentive Plan.

The Board of Directors recommends that shareholders vote FOR the adoption of the amendment to add an additional 900,000 shares to the Intevac 2004 Equity Incentive Plan.

PROPOSAL NO. 4:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Grant Thornton LLP as our independent public accountants for the fiscal year ending December 31, 2007. Grant Thornton LLP began auditing our financial statements in 2000. Its representatives are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Required Vote

Shareholder ratification of the selection of Grant Thornton LLP as Intevac’s independent public accountants is not required by our Bylaws or other applicable legal requirements. However, the Board is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interests of Intevac and its shareholders.

The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting (provided that that vote also constitutes the affirmative vote of a majority of the required quorum) will be required to ratify the selection of Grant Thornton LLP as Intevac’s independent public accountants for the year ending December 31, 2007.

The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Grant Thornton LLP as Intevac’s independent public accountants for the fiscal year ending December 31, 2007.

Principal Accountant Fees and Services

The following table presents fees billed for professional audit services and other services rendered to us by Grant Thornton LLP for the years ended December 31, 2006 and 2005.

	2006	2005

Audit Fees(1)	$901,601	$747,763
Audit-Related Fees(2)	41,955	4,416
Tax Fees(3)	45,575	29,745
All Other Fees(4)	211,860	18,387

Total Fees	$1,200,991	$800,311

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and fees for services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements. In addition, audit fees included those fees related to Grant Thornton’s audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

(2)	Audit-related fees consist primarily of accounting consultations that are related to the performance of our audit or review of our consolidated financial statements, as well as services rendered in connection with SEC filings.

(3)	Tax fees consisted of fees billed for tax compliance, consultation and planning services.

(4)	All other fees include a Research & Development Tax Credit Study in 2006 and assistance in responding to audits by the State of California Franchise Tax Board and the State of California Board of Equalization in 2005.

In making its recommendation to ratify the appointment of Grant Thornton LLP as our independent auditor for the fiscal year ending December 31, 2007, the Audit Committee has considered whether services other than audit and audit-related services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP and has determined that such services are so compatible.

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee approves in advance all engagements with Grant Thornton LLP, including the audit of our annual financial statements, the review of the financial statements included in our Quarterly Reports on Form 10-Q and Trust and tax compliance services. Fees billed by Grant Thornton LLP are reviewed and approved by the Audit Committee on a quarterly basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Common Stock as of February 14, 2007, for each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our Common Stock, each of the executive officers named in the Summary Compensation Table on page 40, each of our directors and all directors and executive officers of Intevac as a group.

	Common Stock	Percentage
	Beneficially	Beneficially
Principal Stockholders. Executive Officers and Directors(1)	Owned(2)	Owned(3)

5% Stockholders:
Barclays Global Investors(4)	1,184,736	5.6%
T. Rowe Price Associates, Inc(5)	2,098,200	9.9%
Named Executive Officers:
Kevin Fairbairn(6)	241,887	1.1%
Charles B. Eddy(7)	87,856	*
Michael Barnes(8)	32,864	*
Luke Marusiak(9)	42,819	*
Ralph Kerns(10)	34,674	*
Directors:
David S. Dury	30,000	*
Stanley J. Hill(11)	18,000	*
Robert Lemos(12)	58,000	*
Arthur L. Money(13)	50,000	*
Norman H. Pond(14)	791,985	3.7%
Ping Yang(15)	7,500	*
All directors and executive officers as a group (13 persons)(16)	1,395,754	6.4%

*	Less than 1%

(1)	Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Intevac, Inc., 3560 Bassett Street, Santa Clara, CA 95054

(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has the right to acquire within 60 days of February 14, 2007, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(3)	The total number of shares of Common Stock outstanding as of February 14, 2007 was 21,296,151.

(4)	Includes (i) 562,753 shares beneficially owned by Barclays Global Investors, NA, (ii) 608,510 shares beneficially owned by Barclays Global Fund Advisors and (iii) 13,473 shares beneficially owned by Barclays Global Investors, LTD. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, CA 94105. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on January 23, 2007.

(5)	These securities are owned by various individual investors and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investment and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 14, 2007.

(6)	Includes 224,769 shares subject to options exercisable within 60 days of February 14, 2007.

(7)	Includes 68,266 shares held by the Eddy Family Trust DTD 02/09/00, whose trustees are Charles Brown Eddy III and Melissa White Eddy.

(8)	Includes 32,500 shares subject to options exercisable within 60 days of February 14, 2007.

(9)	Includes 39,500 shares subject to options exercisable within 60 days of February 14, 2007.

(10)	Includes 30,000 shares subject to options exercisable within 60 days of February 14, 2007.

(11)	Includes 18,000 shares subject to options exercisable within 60 days of February 14, 2007.

(12)	Includes 55,000 shares subject to options exercisable within 60 days of February 14, 2007.

(13)	Includes 50,000 shares subject to options exercisable within 60 days of February 14, 2007.

(14)	Includes 759,628 shares held by the Norman Hugh Pond and Natalie Pond Trust DTD 12/23/80 and 22,357 shares held by the Pond 1996 Charitable Remainder Unitrust, both of whose trustees are Norman Hugh Pond and Natalie Pond.

(15)	Includes 7,500 shares subject to options exercisable within 60 days of February 14, 2007.

(16)	Includes 457,269 shares subject to options exercisable within 60 days of February 14, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership on Form 3, and reports of changes in ownership on Form 4 or Form 5, of our Common Stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Intevac with copies of all Section 16(a) forms they file.

Based solely upon review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2006, our officers, directors and holders of more than ten percent of our Common Stock complied with all Section 16(a) filing requirements, with the following exceptions:

(1) Mr. Aebi filed one late report on a Form 4 covering the exercise of 7,500 shares from a stock option.

(2) Ms. Burk filed one late report on a Form 4, covering the sale of 7,500 shares of our Common Stock.

(3) Mr. Lambeth, a former director, filed one late report on a Form 4, covering the sale of 10,000 shares of our Common Stock.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis

Introduction

Intevac, Inc. (“Intevac” or the “Company”), headquartered in Santa Clara, California, is the world’s leading provider of disk sputtering equipment to manufacturers of magnetic media used in hard disk drives. Intevac is also a developer and provider of technology for extreme low light imaging sensors, cameras and systems. In the fiscal year ended December 31, 2006, Intevac’s revenues were $260 million, up 89% from the prior year, and net income increased 184% to $46 million.

Intevac operates in a high-technology industry, that is characterized by rapidly changing market dynamics (in terms of technology, competitors and customers) and is extremely competitive for talent. In order to be competitive for executives in this market, the Compensation Committee of the Board of Directors (the “Compensation Committee”) believes that the compensation programs for our executive officers need to be designed to attract, retain and motivate high-caliber executives. More specifically, the objectives of the compensation programs are to:

•	Offer a total compensation opportunity that takes into consideration the compensation practices of other companies with which Intevac competes for executive talent;

•	Provide annual variable incentive awards that take into account Intevac’s overall financial performance relative to corporate objectives and that are also based on team and individual contributions; and

•	Provide significant equity-based, long-term incentives to align the financial interests of the executive officers with those of our shareholders.

The specific compensation principles, components, and decisions designed to achieve these objectives during 2006 are discussed in more detail below.

Oversight of Executive Compensation

The executive compensation program is overseen by the Compensation Committee. The role of the Compensation Committee is to act for the Board to oversee compensation of our executive officers and employees and approve and evaluate the executive officers’ compensation plans. The specific responsibilities of the Compensation Committee related to executive compensation include:

•	Approving and evaluating compensation plans for the executive officers (excluding the Chief Executive Officer and Chairman), including:

•	Base salary

•	Annual executive bonuses, goals, and payouts

•	Equity compensation guidelines

•	Employment agreements and severance provisions (if any)

•	Any other benefits or employment arrangements for executives

•	Reviewing the compensation plans, payouts and arrangements for the Chief Executive Officer and Chairman and making recommendations for approval by the Board of Directors

•	Approving stock option grants and administering the 2004 Equity Incentive Plan or any previous or subsequent plans

•	Reviewing this Compensation Discussion and Analysis and recommending its inclusion in our Proxy Statement

•	Overseeing succession plans

The Compensation Committee also recommends director compensation to the Board of Directors.

The Compensation Committee’s responsibilities are further defined in its Charter, which is available through our Internet home page, located at www.intevac.com.

Executive Compensation Philosophy and Core Principles

Our compensation structure is designed to attract, retain and motivate high-performing executives. Our general compensation philosophy is that total cash compensation should vary based on achievement of financial and non-financial performance objectives and that long-term incentive compensation should be closely aligned with shareholders’ interests through the use of stock-based compensation. Our compensation philosophy is to place a significant portion of compensation at risk based on the performance of the Company and the individual, generally increasing the portion at risk with the responsibility level of the executive.

More specifically, the guiding principles of Intevac’s compensation plan design and administration are as follows:

•	Provide a total compensation package that is generally competitive with our peer group, taking into account differing company sizes and other factors as appropriate.

•	Align executive compensation with Company performance:

•	A significant portion of total compensation is tied to annual bonuses, which are dependent on the Company’s annual profitability and each executive’s performance relative to predetermined business objectives and target financial results set at the beginning of the fiscal year.

•	A significant portion of total compensation is tied to stock options, which we believe focuses each executive on driving shareholder value over the vesting period of our stock options.

•	The overall plan is designed to pay executive compensation that will generally be above peer company executive compensation when Intevac’s financial performance is above peer company financial performance and to pay executive compensation below peer company executive compensation when Intevac’s financial performance is below that of peer companies.

•	Increase the portion of total compensation based on performance based bonuses and stock options relative to base pay with increasing executive responsibility level.

•	Align each executive’s goals with those of other executives to encourage a team approach to problem solving.

•	Align executive’s interests with those of shareholders.

•	Provide clear guidelines for each compensation element (base pay, executive incentive pay and stock options), but give the Compensation Committee flexibility to make final decisions based on management recommendations (other than for the Chief Executive Officer and Chairman), and other factors such as experience, contribution to business success and retention needs.

•	Provide the same benefits to executives as provided to other employees, i.e. executives do not generally receive non-compensation, non-equity special perquisites and benefits.

Executive compensation consists of salary, annual cash incentives (bonus) based on annual results, and stock options with multiple-year (typically four-year) vesting. Each of these elements is described in more detail in the following sections.

Compensation Committee Process

When making individual compensation decisions for executives, the Compensation Committee takes many factors into account, including market pay data as well as each individual’s skill, experience, and impact on the organization. The Compensation Committee relies significantly on the Chief Executive Officer’s input and recommendations when evaluating these factors relative to the executive officers other than the Chief Executive Officer and Chairman. The Compensation Committee is responsible for approving all compensation arrangements for Named Executive Officers and senior management of the Company, except for the Chief Executive Officer and Chairman.

All deliberations relating to the Chief Executive Officer’s pay are made by the Compensation Committee in executive session, without the Chief Executive Officer present. In assessing the Chief Executive Officer’s pay, the Compensation Committee considers the performance of the Company, the Chief Executive Officer’s contribution to that performance, and other factors mentioned above for any other executive. The Compensation Committee reviews the Chief Executive Officer’s salary, incentive plan payment (consistent with the terms of the plan as described below) and long-term incentive awards each year and makes recommendations to the full Board of Directors for approval.

The Compensation Committee and management jointly engaged the outside services of Compensia in December 2005 to review the Company’s Executive Compensation Program relative to the market data and based on Compensia’s experience. Compensia reported in January 2006 on target pay levels relative to base salaries, total cash compensation (base plus bonus) and total direct compensation and on pay program designs. In December 2006, Mercer Human Resource Consulting was selected as the compensation consultant to the Compensation Committee and management.

Competitive Market Data

The Compensation Committee evaluates the competitive market for pay for Intevac’s executives with the assistance of our human resources department and outside consultants hired by the Compensation Committee. The human resources department and the Compensation Committee’s advisors utilize executive compensation data drawn from targeted peer companies (the “Peer Companies”) and from nationally recognized surveys of executive pay among high-technology companies, with an emphasis on similarly-sized technology companies and companies with which Intevac competes for executive talent. The market compensation levels for comparable positions are examined as part of the process to determine base salary, target incentives and annual stock option grants.

The specific Peer Companies used by Intevac to evaluate market compensation positioning for executives in making 2006 compensation decisions were selected based on their global presence, technical sophistication, global manufacturing and sales distribution. The peer group consists of the following companies:

• ADE Corporation	• August Technology Corporation
• CyberOptics Corporation	• Electro Scientific Industries
• Electroglas, Inc.	• FSI International, Inc.
• Kopin Corporation	• LTX Corporation
• Mattson Technology, Inc.	• Nanometrics Incorporated
• Photon Dynamics, Inc.	• Pixelworks, Inc.
• Therma-Wave, Inc.	• Ultratech, Inc.

The Compensation Committee also reviewed the number of equity shares granted to each level of executives, directors and employees among the following companies before making final decisions on stock option grants during 2006:

• ADE Corporation	• Brooks Automation
• Electro Scientific Industries	• FEI
• Hutchinson	• Kopin Corporation
• LTX Corporation	• Mattson Technology, Inc.
• Photon Dynamics, Inc.	• Ultratech, Inc.
• Veeco	• Wind River

The additional companies were selected based on similarly-sized technology companies.

Compensation Components

The three major components of Intevac’s executive officer compensation are:

•	Base salary;

•	Performance-based annual bonus (the Executive Incentive Plan), which is paid in cash; and

•	Periodic grants of long-term, equity-based incentives, currently stock options with four-year vesting,

With the exception of the Company’s Chief Executive Officer, Intevac has not entered into employment agreements with any of the executive officers. The Company does not provide any benefits or other perquisites to executives other than the basic health and welfare benefits available to employees generally.

Base Salary:

The Company’s philosophy is that base salaries should meet the objective of attracting and retaining the executive talent needed to run the business by providing a level of regular cash compensation for day-to-day responsibilities and services to the Company that is commensurate with the contribution and impact of each executive. Therefore, the Compensation Committee determines the base salary and annual increases for each executive based on the individual’s level of responsibility, skill, experience, and performance.

Base salary adjustments can affect the value of other compensation elements. A higher base salary may result in a higher annual incentive, assuming the same level of achievement against goals. Mr. Fairbairn’s base salary also affects the level of his severance and change-in-control benefit, per his employment agreement, as discussed below.

In February 2006, the Compensation Committee increased Mr. Fairbairn’s base salary from $363,635 to $381,825 based on the Company’s strong financial and operational performance in 2005. In addition, after taking into consideration the compensation targets established with the independent compensation consultant, and Mr. Fairbairn’s recommendations, the Compensation Committee increased the base salaries of each of the named executive officers identified in the Summary Compensation Table, with the exception of Mr. Barnes, who was hired by the Company in February 2006.

Bonus:

The Company provides an annual cash bonus to executive officers and other management employees. The total amount payable under the Executive Incentive Plan (“EIP”) is determined based on the Company’s financial performance. The objective of EIP is to align an executive’s pay results with the actual short-term business performance of the Company in achieving financial and non-financial objectives.

Target Bonuses:  Executive officers and other EIP participants are assigned a Target Bonus, computed by multiplying each EIP participant’s base pay times their Target Bonus Percentage. Target Bonus Percentages are determined based on competitive market data, internal equity considerations, and the degree of difficulty associated with achieving plan performance levels. For 2006, Target Bonus Percentages for the CEO and the other Named Executive Officers were as follows:

Target Bonus
as a Percent of
Executive	Base Salary

Kevin Fairbairn, Chief Executive Officer, President	200%
Charles B. Eddy III, Chief Financial Officer,	70%
Principal Accounting Officer, Secretary, Treasurer, Vice President of Administration and of Finance
Luke Marusiak, Chief Operating Officer	70%
Michael Barnes, Chief Technical Officer	70%
Ralph Kerns, Vice President, Business Development	70%

Incentive Plan Funding:  The size of the pool from which EIP bonuses are paid (the “EIP Bonus Pool”) is calculated by multiplying a percentage (the “Bonus Pool Percentage”) times Intevac’s annual pre-tax earnings. The Compensation Committee sets the Bonus Pool Percentage at the beginning of each year after taking into consideration the Company’s planned profitability, the total amount required to pay EIP bonuses at the target level and competitive survey data on incentive bonuses. Accordingly, under or over achievement of annual plan pre-tax profit target results in a reduction or increase to the EIP Bonus Pool. If there is no pre-tax profit, then there is no EIP Bonus Pool and no EIP bonus payments are made. The Compensation Committee reserves the right to exclude any extraordinary or unusual items, gains or losses when determining the Bonus Pool Percentage.

For example, in early 2006, the Bonus Pool Percentage approved by the Compensation Committee when multiplied by the Company’s projected 2006 pretax earnings per the Company’s annual operating plan, did not provide sufficient funding to pay EIP bonuses at the target level. Accordingly, management had to exceed 2006 plan profitability in order to earn EIP bonuses at the target level. However, actual pretax profits for 2006 were more than twice the company’s original pretax profit projection and resulted in EIP bonuses that were significantly higher than target.

The Incentive Pool Factor is calculated at the end of the plan period and is based upon the size of the Bonus Pool relative to anticipated bonus payments. For example, if the Bonus Pool only has enough funds to pay 50% of all anticipated bonus payments, then the Incentive Pool Factor will be 50%. Conversely, if the Company beats its plan and the resulting Bonus Pools is 150% funded, then the Incentive Pool Factor would be 150%.

Individual Allocation:  The Bonus Pool is shared by director-level employees, vice presidents, the chief operating officer, the chief technical officer, the chief financial officer and the chief executive officer. Each participant is assigned a Target Bonus Percentage as a percentage of base salary, with the individual target varying based on level of responsibility. The allocation of the actual bonus payment for each individual is calculated by applying the Incentive Pool Factor and a management by objectives factor (the “MBO Performance Factor”) to each participant’s Target Bonus Percentage. For example, if a participant’s base pay earned during plan year was $200,000 and their Target Bonus Percentage was 70%, then their Target Bonus would be $140,000. If MBO performance was 90% and the Incentive Pool Factor was 120%, then the actual bonus result would be $151,200.

MBO goals and weighting factors are established for each participant in four areas:

•	Business Results: Goals include items such as orders, revenues, profitability, cash management, quality related metrics, cycle-time metrics and other finance related metrics that may be targeted for improvement.

•	Market Development: Goals include items such as market share, new customers gained for particular products, and completion of comprehensive marketing and sales plans for gaining additional business or higher gross margins.

•	Product Excellence: Goals include items such as target completion dates for new products or improved products, material cost and reliability goals for new products, product yield improvements, field product performance and other measures as appropriate to encourage product excellence for the Company.

•	Strategic Initiatives: Goals include items such as business process improvements, employee reviews, employee development, safety goals and other measures needed to support the growth of the Company.

Metrics with clear performance objectives are established in these areas for each of our two business groups and for each individual at the beginning of the year. These MBO plans are approved by the Compensation Committee in the first quarter of the fiscal year. All MBO participants within a business group (Equipment or Imaging) share some common MBO goals tied to their specific business group performance, but the goals are weighted differently for each individual. The weighting factor of each MBO goal reflects the ability of a participant to impact results. Shared goals reinforce the teamwork required to achieve results. MBO results are evaluated at the end of each year based on performance against the goals established in the first quarter, and adjusted on a qualitative basis by the CEO and approved by the Compensation Committee. The MBO Performance Factor for each EIP participant is determined by calculating a weighted average of that individual’s performance against their MBO goals.

The MBO assessment for the Chief Executive Officer is based upon a weighting of the aggregate Equipment and Imaging business MBO results. Other corporate MBO participants’ results are based upon weighting of business group results plus MBO results relating to their corporate responsibility.

The Compensation Committee reserves the right to make adjustments to these formula-based payouts, as it deems appropriate, to maintain both appropriate pay-for-performance equity and competitive pay practices.

Stock Options:

The goal of Intevac’s executive stock options is to align the interests of the Company’s executives with the long-term interests of the Company’s shareholders and to provide executives with incentive to manage the Company from the perspective of an owner with an equity stake in the business.

Stock Option Terms:  The Company’s stock options allow our executives to acquire shares of our Common Stock at a fixed price per share (the closing market price on the grant date) and have a 10-year term (subject to earlier termination following the executive’s cessation of service with Intevac). Options granted to executives vest in four equal annual installments, as measured from the option grant date.

Stock Option Grants:  The Compensation Committee’s grants options to executives and certain other key employees shortly after their start date in accordance with the Company’s 2004 Equity Incentive Plan. Guidelines for the number of options granted are reviewed annually and changes are made based on market data. The Compensation Committee typically grants additional stock options annually to executives and other selected employees.

The Chief Executive Officer approves stock option grants recommended by human resources for each employee, including executives other than the Chief Executive Officer, prior to submission to the Compensation Committee for approval. The Compensation Committee approves the grants at meetings or by unanimous written consent. In the case of written consents, the grant date is the date of the consent, or such later date as specified in the consent. In approving individual grants, the Compensation Committee takes into account each individual’s recent performance, level of responsibility, job assignment, the competitive climate, market data and other factors that the Compensation Committee may deem significant, at its discretion.

In order to determine the overall level of stock option grants to executives, employees, and directors, the Compensation Committee reviews factors such as outstanding stock options, the number of shares in the 2004 Equity Incentive Plan available to grant, stock option overhang as a percent of Common Stock outstanding, competitive market practices and the projected compensation expense related to employee stock options.

Timing of Option Grants:  Proposed option grants for new employees that have started their employment at the Company are proposed by human resources to the Chief Executive Officer and then submitted monthly to the Compensation Committee for approval. Stock option grants for these new employees are submitted for approval each month by unanimous written consent to the Compensation Committee, with options typically granted on the third Thursday of each month. The option price is set based on the closing stock price the day the option is granted.

For annual renewal grants to executives and key employees, grants are reviewed at a Compensation Committee meeting. The timing of the grant depends on business conditions, company performance, the competitive climate, market data, cost of the grants and other appropriate factors as determined by the Compensation Committee. Annual renewal grants are only made on days when the Company’s Trading Window for insiders is open. The Company’s Trading Window opens the third business day after quarterly earnings have been released, and closes at the end of the last day of the second month of each quarter. The date of annual option grants to members of the Board of Directors is the first trading day following the Annual Meeting of the Company during which the Company’s Trading Window is open.

The Company’s policy is not to make stock option grants during such times as management and/or the Compensation Committee may be in possession of material, non-public information. In 2006, all renewal grants were made on August 30, 2006.

Benefits and Perquisites

The Company provides its executives the same benefits and perquisites that it offers it employees. These standard employee benefits include participation in the Company’s 401(k) plan, medical, dental, and life insurance benefits, each with the same terms and conditions available to employees generally. The Company does not provide any benefits or perquisites to the executive officers that are not available to the majority of employees.

Termination of Employment and Severance Arrangements

With the exception of Mr. Fairbairn, none of Intevac’s executive officers have an employment agreement with the Company. Employment of all of our executive officers may be terminated at any time at the discretion of the Board of Directors. The terms of Mr. Fairbairn’s employment agreement are described in the section entitled “Employment Contracts, Termination of Employment and Change-in-Control Agreements.” The Compensation Committee believes that entering into the employment agreement with Mr. Fairbairn was necessary to attract and retain Mr. Fairbairn.

Compliance with Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Service Code, Intevac receives a federal income tax deduction for compensation paid to each of our Chief Executive Officer and the four other Named Executive Officers only if the compensation paid to the individual executive is less than $1 million during any fiscal year or is “performance-based” as defined under Section 162(m). Intevac’s 1995 Stock Option/Stock Issuance Plan, 2004 Equity Incentive Plan, and the Executive Incentive Plan permit our Compensation Committee to grant equity compensation that is considered “performance-based” and thus fully tax-deductible under IRC Section 162(m). Our Compensation Committee currently intends to continue seeking a tax deduction for all of our executive compensation, to the extent we determine it is in the best interests of Intevac.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors was formed September 14, 1995 and during 2006 was comprised of Robert Lemos, Dr. Lambeth (until his resignation from the Board in April 2006), Arthur Money and Ping Yang. None of these individuals was at any time during fiscal 2006, or at any other time, an officer or employee of Intevac. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Report of the Compensation Committee

The information contained in this report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent Intevac specifically incorporates it by reference into such filing.

The Compensation Committee oversees Intevac’s compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the members of the Compensation Committee.

Robert Lemos (Chairman)
Arthur L. Money
Ping Yang

Summary Compensation Table

The following table presents information concerning the total compensation of Intevac’s Chief Executive Officer, Chief Financial Officer and each of the three most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to Intevac in all capacities for the fiscal year ended December 31, 2006.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(1)	($)(2)	($)	($)(3)	($)

Kevin Fairbairn,	2006	379,026	—	—	213,189	1,543,705	—	6,164	2,142,084
President and Chief Executive Officer
Charles B. Eddy III,	2006	225,598	—	—	90,263	320,669	—	6,164	642,694
Vice President and Chief Financial Officer
Michael Barnes,	2006	219,245	—	—	548,326	366,585	—	2,000	1,134,156
Chief Technical Officer
Luke Marusiak,	2006	215,078	—	—	71,621	351,352	—	6,164	644,815
Chief Operating Officer
Ralph Kerns,	2006	197,029	—	—	94,750	320,462	—	6,164	618,405
Vice President, Business Development

(1)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs we recognized in fiscal 2006 for option awards as determined pursuant to FAS 123(R). These compensation costs reflect option awards granted in and prior to fiscal 2006. The assumptions used to calculate the value of option awards are set forth under Note 3 of the notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 16, 2007.

(2)	Amounts consist of bonuses earned under Intevac’s Management Incentive Plan for services rendered in fiscal 2006 and paid in 2007.

(3)	Amounts consist of (i) matching contributions we made under the tax-qualified 401(k) Plan, which provides for broad-based employee participation, and (ii) of compensation costs we recognized for participation in our Employee Stock Purchase Plan.

Grants of Plan-Based Awards

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended December 31, 2006.

					All
					Other
					Stock	All Other		Grant
					Awards:	Option		Date Fair
					Number	Awards:	Exercise	Value of
					of	Number of	or Base	Stock
					Shares	Securities	Price of	option and
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	($/Share)	($) (2)

Kevin Fairbairn	08/30/06	—	—	—	—	75,000	16.13	721,980
	N/A	0	763,651	N/A	—	—	—	—
Charles B. Eddy III	08/30/06	—	—	—	—	25,000	16.13	240,650
	N/A	0	158,631	N/A	—	—	—	—
Michael Barnes	01/19/06	—	—	—	—	120,000	15.81	1,174,560
	N/A	0	161,010	N/A	—	—	—	—
Luke Marusiak	08/30/06	—	—	—	—	25,000	16.13	240,650
	N/A	0	153,623	N/A	—	—	—	—
Ralph Kerns	08/30/06	—	—	—	—	25,000	16.13	240,650
	N/A	0	139,878	N/A	—	—	—	—

(1)	Reflects threshold, target and maximum target bonus amounts for fiscal 2006 performance under the Management Incentive Plan, as described in “Compensation Discussion and Analysis — Compensation Components.” The actual bonus amounts were determined by the Compensation Committee in February 2007, and are reflected in the “Non-Equity Incentive Plan Compensation” column of the “2006 Summary Compensation Table.”

(2)	Reflects the grant date fair value of each equity award computed in accordance with FAS 123(R). The assumptions used to calculate the value of option awards are set forth under Note 3 of the notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 16, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding option awards held by each of the Named Executive Officers at the end of fiscal 2006. The following awards identified in the table below are also reported in the “Grants of Plan-Based Awards” table on the previous page: option awards with an expiration date of August 30, 2016 for each of the named executive officers other than Mr. Barnes, and an option award with an expiration date of January 19, 2016 for Mr. Barnes. We have not granted any stock awards.

	Option Awards(1)
				Equity Incentive
				Plan Awards:
	Number of	Number of		Number
	Securities	Securities		of Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option	Option
	Options	Options		Unearned	Exercise	Expiration
Name	(#) Exercisable	(#) Unexercisable		Options (#)	Price ($)	Date

Kevin Fairbairn	170,602	4,167	(2)	—	2.63	01/24/2012
	50,000	—		—	14.00	02/19/2014
	—	50,000	(3)	—	7.53	02/01/2015
	—	75,000	(4)	—	16.13	08/30/2016
Charles B. Eddy III	1,000	—		—	3.20	10/19/2011
	6,666	13,334	(5)	—	4.06	07/22/2014
	—	20,000	(6)	—	7.72	02/08/2015
	—	25,000	(7)	—	16.13	08/30/2016
Michael Barnes	2,500	—		—	12.66	09/09/2015
	—	120,000	(8)	—	15.81	01/19/2016
Luke Marusiak	39,500	—		—	10.01	05/14/2014
	—	20,000	(9)	—	7.72	02/08/2015
	—	25,000	(10)	—	16.13	08/30/2016
Ralph Kerns	30,000	10,000	(11)	—	7.65	08/21/2013
	10,000	—		—	9.31	06/23/2014
	—	20,000	(12)	—	7.72	02/08/2015
	—	25,000	(13)	—	16.13	08/30/2016

(1)	Reflects options granted under the 2004 Equity Incentive Plan and the 1995 Stock Option Plan.

(2)	Assuming continued employment with Intevac, the shares will become exercisable on January 24, 2007.

(3)	Assuming continued employment with Intevac, the shares will become exercisable on February 1, 2009.

(4)	Assuming continued employment with Intevac, 18,750 shares will become exercisable on August 30 of each 2007, 2008, 2009 and 2010.

(5)	Assuming continued employment with Intevac, 6,666 and 6,668 shares will become exercisable on July 22 of 2007 and 2008, respectively.

(6)	Assuming continued employment with Intevac, the shares will become exercisable on February 8, 2009.

(7)	Assuming continued employment with Intevac, 6,250 shares will become exercisable on August 30 of each 2007, 2008, 2009 and 2010.

(8)	Assuming continued employment with Intevac, 30,000 shares will become exercisable on January 19 of each 2007, 2008, 2009 and 2010.

(9)	Assuming continued employment with Intevac, the shares will become exercisable on February 8, 2009.

(10)	Assuming continued employment with Intevac, 6,250 shares will become exercisable on August 30 of each 2007, 2008, 2009 and 2010.

(11)	Assuming continued employment with Intevac, the shares will become exercisable on August 21, 2007.

(12)	Assuming continued employment with Intevac, the shares will become exercisable on February 8, 2009.

(13)	Assuming continued employment with Intevac, 6,250 shares will become exercisable on August 30 of each 2007, 2008, 2009 and 2010.

Option Exercises and Stock Vested at Fiscal Year End

The following table shows all stock options exercised and value realized upon exercise, by the named executive officers during fiscal 2006. We have not granted any stock awards.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name of Executive Officer	(#)	($)(1)	(#)	($)

Kevin Fairbairn	—	—	—	—
Charles B. Eddy III	18,500	270,474	—	—
Michael Barnes	—	—	—	—
Luke Marusiak	10,500	178,395	—	—
Ralph Kerns	—	—	—	—

(1)	The value realized equals the difference between the option exercise price and the fair value of Intevac common stock on the date of exercise, multiplied by the number of shares for which the options was exercised.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans at December 31, 2006.

	(a)		(c)
	Number of Securities	(b)	Number of Securities
	to be Issued Upon	Weighted-Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans
(1)

Equity compensation plans approved by security holders(2)	2,354,215	$11.47	674,307
Equity compensation plans not approved by security holders	—	$—	—

Total	2,354,215	$11.47	674,307

(1)	Excludes securities reflected in column (a).

(2)	Included in the column (c) amount are 378,937 shares available for future issuance under our 2003 Employee Stock Purchase Plan.

CERTAIN TRANSACTIONS

In accordance with our Code of Business Conduct and Ethics and our Director Code of Ethics and the charter for the Audit Committee of the Board of Directors, our Audit Committee reviews and approves in advance in writing any proposed related person transactions. The most significant related person transactions, as determined by the Audit Committee, must be reviewed and approved in writing in advance by our Board of Directors. Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

We did not enter into any transactions and no relationships existed during the fiscal year ending December 31, 2006 which are required to be disclosed pursuant to Item 404 of Regulation S-K.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL AGREEMENTS

With the exception of Mr. Fairbairn, none of Intevac’s executive officers have an employment agreement with the Company. Employment of all of our executive officers may be terminated at any time at the discretion of the Board of Directors. The terms of Mr. Fairbairn’s employment are specified in his offer letter of employment.

Employment Agreement:  For Mr. Fairbairn, the terms of his employment agreement include the following:

•	In the event of the involuntary termination from his position as President and Chief Executive Officer for any reason not involving good cause, conditioned upon execution of a waiver and release of claim, the Company will continue to pay his base salary for twelve (12) months following such termination. If Intevac had terminated Mr. Fairbairn’s employment without cause on December 29, 2006, the last business day of our fiscal 2006, Mr. Fairbairn would have received his base salary of $381,825 over the following 12 months.

•	In the event of a Change of Control after which Intevac stock does not exist (such as purchase of the Company for cash), all of Mr. Fairbairn’s unvested options outstanding at that time will immediately vest. If Intevac had undergone a Change of Control as of December 29, 2006, stock options to purchase 129,167 would have been immediately vested. Based on the difference between the weighted average exercise price of the options and $25.95, the closing price of Intevac common stock on December 29, 2006, the net value of these options would be $1,755,000.

•	In the event of a Change of Control after which Intevac stock survives, Mr. Fairbairn may either elect to retain his unvested options or to accelerate vesting as in the preceding sentence.

•	In the event of a Change of Control in which stock in the acquiring company is exchanged for Intevac stock and the acquiring company offers to substitute options in non-Intevac stock with an economic value equal to all of Mr. Fairbairn’s unvested Intevac options, he may either elect to accept the new stock options or accelerate vesting as in the preceding two sentences.

•	In the event of a Change of Control where the acquiring company decides to not continue Mr. Fairbairn’s position, the Company will pay Mr. Fairbairn an amount equal to twelve (12) months of his base salary in one lump sum within thirty days after the consummation of the Change of Control transaction, which would be $381,825 as of December 29, 2006, as described in the first bullet point. In the event the acquiring company requests that Mr. Fairbairn continue as CEO or in a equivalent position, a contract will be established with the acquiring company requiring them to pay Mr. Fairbairn an amount equal to two times his annual salary after twelve (12) months of employment, which would be $763,650 as of December 29, 2006.

The Compensation Committee believes that the terms of this agreement with the CEO support the goals of attracting and retaining highly talented individuals by clarifying the terms of employment and reducing the risks to the executive in situations where the Company may undergo a merger or be acquired. In addition, the Compensation Committee believes that such an agreement aligns the interests of the CEO with the interests of shareholders if a qualified offer to acquire the Company is made, in that it is to the benefit of shareholders to have the Chief Executive negotiating in the best interests of the Company without regard to his personal financial interests.

1995 Stock Option/Stock Issuance Plan: Under the 1995 Stock Option/Stock Issuance Plan, unvested stock options would immediately accelerate in full if the employment of the executive were to be terminated either involuntarily or through a forced resignation within twelve months after any acquisition of Intevac.

2004 Equity Incentive Plan: Under the 2004 Equity Incentive Plan, all unvested options vest in full upon an acquisition of Intevac by merger or asset sale, unless the option is assumed by the acquiring entity. Each option also includes a limited stock appreciation right which provides the holder with a right, exercisable upon the successful completion of a hostile tender offer for fifty percent or more of Intevac’s outstanding voting securities, to surrender the option to Intevac, to the extent the option is at that time exercisable for vested shares, in return for a cash distribution for each surrendered option share equal to the difference between the highest price per share of Common Stock paid in the hostile tender offer and the option exercise price.

The Board of Directors or its Compensation Committee, as administrator of the plan, has the authority to provide for the accelerated vesting of any or all outstanding options under the plan, including options held by our directors and executive officers, under such circumstances and at such times as the Compensation Committee deems appropriate, including in the event of termination of the executive or a change-in-control of Intevac.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent Intevac specifically incorporates it by reference into such filing.

Composition.  The Audit Committee currently consists of David S. Dury, Stanley J. Hill and Robert Lemos, each of whom is a non-employee director who the Board of Directors has determined meets the independence and other requirements to serve on the Audit Committee under the listing standards of The Nasdaq Stock Market and rules of the SEC. The Board has also determined that each member of the committee is an “audit committee financial expert” as defined in Item 401 of Regulation S-K.

Responsibilities.  The Audit Committee operates under a written charter that has been adopted by the Board of Directors. The Audit Committee is responsible for overseeing our accounting and financial reporting processes, overseeing the audits of our financial statements and assisting the Board of Directors in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our external auditors, and (iv) our internal accounting and financial controls. Our management is responsible for maintaining our books of account and preparing periodic financial statements based thereon and the system of internal controls. The independent accountants are responsible for auditing our annual financial statements. The Audit Committee’s responsibilities are further defined in its Charter, which is available on our website at www.intevac.com.

Review with Management and Independent Accountants.  In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed with management and the independent accountants our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

2. The Audit Committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

3. The Audit Committee has received from the independent accountants, Grant Thornton LLP, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with Grant Thornton LLP the independent accountants’ independence.

4. The Audit Committee has considered whether the provision of services covered by Fees Paid To Accountants For Services Rendered is compatible with maintaining the independence of Grant Thornton LLP.

Based on the review and discussion referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

The Audit Committee has recommended to the Board that Grant Thornton LLP be selected as our independent accountants for the fiscal year ending December 31, 2007

This report is submitted by the members of the Audit Committee.

David S. Dury (Chairman)
Stanley J. Hill
Robert Lemos

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Proposals of shareholders which are intended to be presented at our Annual Meeting of Shareholders to be held in 2008 must be received by Intevac no later than December 17, 2007 to be included in the proxy statement and proxy relating to that meeting. If a shareholder intends to raise a proposal at our 2008 Annual Meeting of Shareholders that is not eligible for inclusion in the proxy statement relating to the meeting and the shareholder fails to give us notice in accordance with the requirements set forth in the Securities Exchange Act by February 21, 2008, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at our 2008 Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

CHARLES B. EDDY III
Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

April 16, 2007

Appendix A

FORM OF
AGREEMENT AND PLAN OF MERGER
OF
INTEVAC, INC.
(a Delaware corporation),
AND
INTEVAC, INC.
(a California corporation)

THIS AGREEMENT AND PLAN OF MERGER, dated as of          , 2007 (the “Agreement”), is between Intevac, Inc., a Delaware corporation (“Intevac Delaware”), and Intevac, Inc., a California corporation (“Intevac California”). Intevac Delaware and Intevac California are sometimes referred to herein as the “Constituent Corporations”.

RECITALS

(1) Intevac Delaware is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capital of 60,000,000 shares, 50,000,000 of which are designated Common Stock, par value $0.001 per share, and 10,000,000 of which are designated Preferred Stock, par value $0.001 per share. As of          , 2007, 1,000 shares of Common Stock were issued and outstanding, all of which are held by Intevac California, and no shares of Preferred Stock were outstanding.

(2) Intevac California is a corporation duly organized and existing under the laws of the State of California with authorized capital of 60,000,000 shares of Common Stock, no par value per share, 50,000,000 of which are designated Common Stock, and 10,000,000 of which are designated Preferred Stock. As of March 31, 2007, (i) [          ] shares of Common Stock were issued and outstanding, (ii) [          ] shares of Common Stock were reserved for issuance pursuant to various equity incentive plans, and (iii) no shares of Preferred Stock were issued and outstanding.

(3) The Board of Directors of Intevac California has determined that, for the purpose of effecting the reincorporation of Intevac California in the State of Delaware, it is advisable and in the best interests of Intevac California and its shareholders that Intevac California merge with and into Intevac Delaware upon the terms and conditions herein provided.

(4) The respective Boards of Directors of Intevac Delaware and Intevac California have approved this Agreement and have directed that this Agreement be submitted to a vote of the holders of their respective securities entitled to vote by applicable law and, upon obtaining a favorable vote, be executed by the undersigned officers.

(5) The respective Boards of Directors of Intevac Delaware and Intevac California intend the reincorporation of Intevac California in the State of Delaware to constitute a “plan of reorganization” and to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Intevac Delaware and Intevac California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1)  MERGER

a) Merger.  In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, Intevac California shall be merged with and into Intevac Delaware (the “Merger”), the separate existence of Intevac California shall cease, and Intevac Delaware shall be (and is herein sometimes referred to as) the “Surviving Corporation.” The name of the Surviving Corporation shall be Intevac, Inc.

b) Filing and Effectiveness.  The Merger shall become effective when the following actions shall have been completed:

i) This Agreement and the Merger shall have been adopted and approved by the sole stockholder of Intevac Delaware and the shareholders of Intevac California in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code, respectively;

ii) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

iii) An executed Certificate of Merger, or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law, shall have been filed with the Secretary of State of the State of Delaware; and

iv) An executed Certificate of Merger, or an executed counterpart of this Agreement meeting the requirements of the California Corporations Code, shall have been filed with the Secretary of State of the State of California.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Time of the Merger.”

c) Effect of the Merger.  Upon the Effective Time of the Merger, the separate existence of Intevac California shall cease, and Intevac Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time of the Merger, (ii) shall be subject to all actions previously taken by its and Intevac California’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Intevac California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Time of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Intevac California in the same manner as if Intevac Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

2)  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

a) Certificate of Incorporation.  The Certificate of Incorporation of Intevac Delaware in substantially the form attached hereto as Exhibit A shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the provisions thereof and applicable law.

b) Bylaws.  The Bylaws of Intevac Delaware in substantially the form attached hereto as Exhibit B shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the provisions thereof and applicable law.

c) Directors and Officers.  The directors and officers of Intevac California immediately prior to the Effective Time of the Merger shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3)  MANNER OF CONVERSION OF STOCK

a) Intevac California Common Stock.  Upon the Effective Time of the Merger, each share of Intevac California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

b) Intevac California Options, Stock Purchase Rights and Convertible Securities.  Upon the Effective Time of the Merger, the Surviving Corporation shall assume and continue the equity incentive plans (including without limitation the 2004 Equity Incentive Plan and the 2003 Employee Stock Purchase Plan) and all other employee benefit plans of Intevac California. Each outstanding and unexercised option, warrant or other right to purchase Intevac California Common Stock shall become an option, warrant or right to purchase the Surviving Corporation’s Common Stock on the basis of one (1) share of the Surviving Corporation’s Common Stock for every one (1) share of Intevac California Common Stock issuable pursuant to any such option, warrant or right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Intevac California option, warrant or right at the Effective Time of the Merger. A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options, warrants or rights equal to the number of shares of Intevac California Common Stock so reserved immediately prior to the Effective Time of the Merger.

c) Intevac Delaware Common Stock.  Upon the Effective Time of the Merger, each share of Common Stock, $0.001 par value, of Intevac Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Intevac Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

d) Exchange of Certificates.

i) After the Effective Time of the Merger, each holder of an outstanding certificate representing shares of Intevac California Common Stock may, at such stockholder’s option, surrender the same for cancellation to [Computershare], as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as herein provided.

ii) Until so surrendered, each outstanding certificate theretofore representing shares of Intevac California Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation’s Common Stock into which such shares of Intevac California Common Stock were converted in the Merger. The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

iii) Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Intevac California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

iv) If any certificate for shares of the Surviving Corporation’s Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

4)  GENERAL

a) Covenants of Intevac Delaware.  Intevac Delaware covenants and agrees that it will, on or before the Effective Time of the Merger:

i) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code;

ii) File any and all documents with the appropriate tax authority of the State of California necessary for the assumption by Intevac Delaware of all of the corporate and/or franchise tax liabilities of Intevac California; and

iii) Take such other actions as may be required by the California Corporations Code.

b) Further Assurances.  From time to time, as and when required by Intevac Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Intevac California such deeds and other instruments, and there shall be taken or caused to be taken by Intevac Delaware and Intevac California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Intevac Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Intevac California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Intevac Delaware are fully authorized in the name and on behalf of Intevac California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

c) Abandonment.  At any time before the Effective Time of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Intevac California or Intevac Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Intevac California or by the sole stockholder of Intevac Delaware, or by both.

d) Amendment.  The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

e) Registered Office.  The registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

f) Agreement.  Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 3560 Bassett Street, Santa Clara, California 95054, and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

g) Governing Law.  This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

h) Counterparts.  In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Intevac Delaware and Intevac California, is hereby executed on behalf of each of such corporation by their respective officers thereunto duly authorized.

INTEVAC, INC.
a Delaware corporation

By:
Name:

Title:

INTEVAC, INC.
a California corporation

By:
Name:

Title:

EXHIBIT A

CERTIFICATE OF INCORPORATION
OF
INTEVAC, INC.
(Delaware)

(See Appendix B)

EXHIBIT B

BYLAWS
OF
INTEVAC, INC.
(Delaware)

(See Appendix C)

Appendix B

FORM OF
CERTIFICATE OF INCORPORATION

INTEVAC, INC.

ARTICLE I

The name of the corporation is Intevac, Inc.

ARTICLE II

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

ARTICLE III

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE IV

The name and mailing address of the incorporator are as follows:

Charles B. Eddy III
Intevac, Inc.
3560 Bassett Street
Santa Clara, California 95054

ARTICLE V

The total number of shares of stock that the corporation shall have authority to issue is Sixty Million (60,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, $0.001 par value per share, and Ten Million (10,000,000) shares of Preferred Stock, $0.001 par value per share.

The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is authorized to determine the designation and to fix the number of shares of any series of the undesignated Preferred Stock, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of undesignated Preferred Stock. Within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such series of the undesignated Preferred Stock, the Board of Directors is further authorized to increase or decrease (but not below the number of shares of that series then outstanding) the number of shares of that series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE VI

The number of directors that constitutes the entire Board of Directors shall be determined in the manner set forth in the Bylaws of the corporation.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

ARTICLE VIII

The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

B-1

ARTICLE IX

Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the president of the corporation, the chairman of the Board of Directors or a majority of the authorized number of directors or by the holders of shares entitled to cast not less than ten percent of the votes at the meeting, but such special meetings may not be called by any other person or persons. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with this Certificate of Incorporation or the Bylaws of the corporation, and no action shall be taken by the stockholders by written consent.

ARTICLE X

To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended.

The corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it currently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any action, suit or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

Except as provided in Article X above, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

*               *               *

I, the undersigned, as the sole incorporator of the corporation, have signed this Certificate of Incorporation on          , 2007.

Charles B. Eddy III
Incorporator

B-2

Appendix C

FORM OF
BYLAWS OF
INTEVAC, INC.
(a Delaware corporation)

BYLAWS OF INTEVAC, INC.

ARTICLE I — CORPORATE OFFICES

1.1	REGISTERED OFFICE

The registered office of Intevac, Inc. shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time.

1.2	OTHER OFFICES

The corporation’s board of directors (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II — MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2	ANNUAL MEETING

The annual meeting of stockholders shall be held each year on such date and at a time designated by the Board. At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3	SPECIAL MEETING

A special meeting of the stockholders may be called as set forth in this corporation’s certificate of incorporation.

No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2.4	ADVANCE NOTICE PROCEDURES; NOTICE OF STOCKHOLDERS’ MEETINGS

(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days before the one year anniversary of the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in the stockholder’s capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (i). The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (i), and, if the chairperson should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(ii) Only persons who are nominated in accordance with the procedures set forth in this paragraph (ii) shall be eligible for election as directors. Nominations of persons for election to the Board of the corporation may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (ii). Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (i) of this Section 2.4. Such stockholder’s notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (i) of this Section 2.4. At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (ii). The chairperson of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

These provisions shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Notwithstanding anything in these bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 2.4.

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

2.5	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Notice of any meeting of stockholders shall be given:

(i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation’s records; or

(ii) if electronically transmitted as provided in Section 8.1 of these bylaws.

An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6	QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7	ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8	CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.9	VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action.

If the Board does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12	PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14	INSPECTORS OF ELECTION

A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(ii) receive votes, ballots or consents;

(iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv) count and tabulate all votes or consents;

(v) determine when the polls shall close;

(vi) determine the result; and

(vii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III — DIRECTORS

3.1	POWERS

Subject to the provisions of the DGCL and any limitation in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

Without prejudice to these general powers, and subject to the same limitations, the Board shall have the power to:

(i) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the certificate of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

(ii) Change the principal executive office or the principal business office of the corporation from one location to another; cause the corporation to be qualified to do business in any state, territory, dependency, or country and conduct business within any such state, territory, dependency, or country; and designate any place within or outside the State of Delaware for the holding of any stockholders’ meeting, or meetings, including annual meetings.

(iii) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

(iv) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

(v) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

3.2	NUMBER OF DIRECTORS

The Board shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	ELECTION AND TERM OF OFFICE OF DIRECTORS

Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been qualified and elected or until such director’s earlier death, resignation or removal.

3.4	RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board effective at a future date, a majority of the directors then in office, including those who are resigning, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	REGULAR MEETINGS

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7	SPECIAL MEETINGS; NOTICE

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile; or

(iv) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

3.8	QUORUM; VOTING

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

3.9	WAIVER OF NOTICE

Whenever notice is required to be given to a director under any provision of the DGCL or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the director, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board, or of a committee of Board, need be specified in any written waiver of notice, unless so required by the certificate of incorporation or these bylaws.

3.10	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.11	FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

3.12	REMOVAL OF DIRECTORS

Any director may be removed from office by the stockholders of the corporation.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.13	APPROVAL OF LOANS

Subject to compliance with applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE IV — COMMITTEES

4.1	COMMITTEES OF DIRECTORS

The Board may, by resolution passed by a majority of the authorized number of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, (ii) adopt, amend or repeal any bylaw of the corporation, (iii) fill any vacancies on the Board or on any committee, (iv) fix the compensation of the directors for serving on the Board or any committee, or (v) authorize a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board.

4.2	COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3	MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings and meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.8 (quorum; voting);

(v) Section 3.9 (waiver of notice); and

(vi) Section 3.10 (board action by written consent without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V — OFFICERS

5.1	OFFICERS

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS

The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3	SUBORDINATE OFFICERS

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4	REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5	VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.3.

5.6	CHAIRMAN OF THE BOARD

The chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these bylaws. If there is no president, then the chairman of the Board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

5.7	CHIEF EXECUTIVE OFFICER

Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board, if there be such an officer, the chief executive officer of the corporation shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

5.8	PRESIDENT

Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board and chief executive officer, if there be such an officer, the president of the corporation shall, subject to the control of the Board, have general supervision over the operation of the corporation, including the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws. The offices of president and chief executive officer may be held by the same person.

5.9	VICE PRESIDENT

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these bylaws, the president or the chairman of the Board.

5.10	SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these bylaws.

5.11	CHIEF FINANCIAL OFFICER

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. He shall disburse the funds of the corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other power and perform such other duties as may be prescribed by the Board or these bylaws.

5.12	AUTHORITY AND DUTIES OF OFFICERS

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI — RECORDS AND REPORTS

6.1	MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal executive office.

6.2	REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VII — GENERAL MATTERS

7.1	CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

7.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.3	STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.4	SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.5	LOST CERTIFICATES

Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.6	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

7.7	DIVIDENDS

The Board, subject to any restrictions contained in either (i) the DGCL, or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

7.8	FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.9	SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.10	TRANSFER OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

7.11	STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.12	REGISTERED STOCKHOLDERS

The corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.13	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII — NOTICE BY ELECTRONIC TRANSMISSION

8.1	NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2	DEFINITION OF ELECTRONIC TRANSMISSION

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.3	INAPPLICABILITY

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

ARTICLE IX — INDEMNIFICATION

9.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the maximum extent and in the manner permitted by the DGCL as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers and, provided further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in advance by the Board, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or (iv) such indemnification is required to be made pursuant to an individual contract. For purposes of this Section 9.1, a “director” or “officer” of the corporation shall mean any person (a) who is or was a director or officer of the corporation, (b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

The corporation shall pay the expenses (including attorney’s fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Section 9.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 9.1 or otherwise.

The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation’s certificate of incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

9.2	INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL as the same now exists or may hereafter be amended, to indemnify any person other than a director or officer (as such terms are defined in Section 9.1 above) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 9.2, an “employee” or “agent” of the corporation (other than a director or officer, as such terms are defined in Section 9.1 above) shall mean any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

9.3	INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.4	EXPENSES

The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any such director or officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this bylaw or otherwise; provided, however, that the corporation shall not be required to advance expenses to any such director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the Board.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 9.5, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

9.5	NON-EXCLUSIVITY OF RIGHTS

The rights conferred on any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

9.6	SURVIVAL OF RIGHTS

The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.7	AMENDMENTS

Any repeal or modification of this bylaw shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

ARTICLE X — AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders of the corporation. However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal these bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal these bylaws as set forth above.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
INTEVAC, INC.
     Kevin Fairbairn and Charles B. Eddy III, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Intevac, Inc. which the undersigned is entitled to vote at our Annual Meeting of Shareholders on May 15, 2007, and at any adjournments or postponements thereof, as follows on the reverse side.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The Board of Directors recommends a vote FOR each of the proposals below. This Proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the proposals below and at the discretion of the persons named as proxies upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.
1.	The election of all nominees listed below for the Board of Directors, as described in the Proxy Statement:

Nominees: Norman H. Pond, Kevin Fairbairn, David S. Dury, Stanley J. Hill, Robert Lemos, and Ping Yang
FOR    ☐                WITHHELD    ☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)

2.	Proposal to approve the reincorporation of the Company from California to Delaware by means of a merger with and into a wholly owned Delaware subsidiary:
FOR    ☐                 AGAINST    ☐                ABSTAIN    ☐
3.	Proposal to approve an amendment to increase the maximum number of shares of Common Stock authorized for issuance under the Company’s 2004 Equity Incentive Plan by 900,000 shares:
FOR    ☐                 AGAINST    ☐                ABSTAIN    ☐
4.	Proposal to ratify the appointment of Grant Thornton LLP as independent public accountants of Intevac for the fiscal year ending December 31, 2007:
FOR    ☐                AGAINST    ☐                ABSTAIN    ☐
5.	Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.

DATE:	, 2007

(Signature)

(Signature if held jointly)
(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE.